================================================================================

                         MORTGAGE CAPITAL FUNDING, INC.,
                                    Sponsor,


                           CITICORP REAL ESTATE, INC.,
                              Mortgage Loan Seller,


                    NATIONSBANC MORTGAGE CAPITAL CORPORATION,
                          Additional Warranting Party,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                      Master Servicer and Special Servicer,


                             LASALLE NATIONAL BANK,
                        Trustee and REMIC Administrator,

                                       and

                               ABN AMRO BANK N.V.,
                                  Fiscal Agent


                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1996

                        ---------------------------------

                                  $458,055,542


            Multifamily/Commercial Mortgage Pass-Through Certificates

                                 Series 1996-MC2

================================================================================

                                TABLE OF CONTENTS

      Section                                                             Page
      -------                                                             ----

                                    ARTICLE I

                 DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES


      1.01.   Defined Terms............................................      4
              ABN AMRO.................................................      4
              Accrued Certificate Interest.............................      4
              Acquisition Date.........................................      4
              Additional Information...................................      4
              Additional Trust Fund Expense............................      4
              Additional Warranting Party..............................      4
              Administrative Fee Rate..................................      4
              Advance..................................................      5
              Advance Interest.........................................      5
              Adverse REMIC Event......................................      5
              Affiliate................................................      5
              Agreement................................................      5
              Applicable State Law.....................................      5
              Appraisal................................................      5
              Appraisal Reduction Amount...............................      5
              Appraised Value..........................................      6
              Assignment of Leases.....................................      6
              Assumed Scheduled Payment................................      6
              Available Distribution Amount............................      7
              Balloon Mortgage Loan....................................      7
              Balloon Payment..........................................      7
              Balloon Payment Interest Excess..........................      7
              Balloon Payment Interest Shortfall.......................      8
              Bankruptcy Code..........................................      8
              Book-Entry Certificate...................................      8
              Business Day.............................................      8
              CERCLA...................................................      8
              Certificate..............................................      8
              Certificate Account......................................      8
              Certificate Factor.......................................      8
              Certificate Notional Amount..............................      8
              Certificate Owner........................................      9
              Certificate Principal Balance............................      9
              Certificate Register" and "Certificate Registrar ........      9
              Certificateholder" or "Holder ...........................      9

      Section                                                             Page
      -------                                                             ----

              Certificateholder Reports ...............................      9
              Class ...................................................      9
              Class A Certificate .....................................      9
              Class A-1 Certificate ...................................     10
              Class A-2 Certificate ...................................     10
              Class A-3 Certificate ...................................     10
              Class B Certificate .....................................     10
              Class C Certificate .....................................     10
              Class D Certificate .....................................     10
              Class E Certificate .....................................     10
              Class F Certificate .....................................     10
              Class G Certificate .....................................     10
              Class H Certificate .....................................     10
              Class Notional Amount ...................................     10
              Class Prepayment Percentage .............................     11
              Class Principal Balance .................................     11
              Class R-I Certificate ...................................     11
              Class R-II Certificate ..................................     11
              Class X Certificate .....................................     11
              Closing Date" or "Issue Date ............................     11
              Code ....................................................     11
              Collection Period .......................................     11
              Commission ..............................................     11
              Component ...............................................     11
              Component Notional Amount ...............................     12
              Confidential Information ................................     12
              Controlling Class .......................................     12
              Corporate Trust Office ..................................     12
              Corrected Mortgage Loan .................................     12
              CREI ....................................................     12
              CREI Mortgage Loan ......................................     13
              Cross-Collateralized Mortgage Loans .....................     13
              Current Principal Distribution Amount ...................     13
              Custodian ...............................................     14
              Cut-off Date ............................................     14
              Cut-off Date Balance ....................................     14
              Debt Service Coverage Ratio .............................     14
              Defaulted Mortgage Loan .................................     14
              Default Interest ........................................     14
              Definitive Certificate ..................................     14
              Delinquent Loan Status Report ...........................     14
              Depository ..............................................     15
              Depository Participant ..................................     15
              Determination Date ......................................     15

      Section                                                             Page
      -------                                                             ----

              Directly Operate ........................................     15
              Disqualified Organization ...............................     15
              Distributable Certificate Interest ......................     16
              Distribution Account ....................................     16
              Distribution Date .......................................     16
              Distribution Date Statement .............................     16
              Document Defect .........................................     16
              Due Date ................................................     16
              Effective Net Mortgage Rate .............................     17
              Eligible Account ........................................     17
              Emergency Advance .......................................     17
              ERISA ...................................................     17
              Escrow Payment ..........................................     17
              Event of Default ........................................     18
              Exchange Act ............................................     18
              Exemption-Favored Party .................................     18
              Extension Adviser .......................................     18
              FDIC ....................................................     18
              FHLMC ...................................................     18
              Final Distribution Date .................................     18
              Final Recovery Determination ............................     18
              Fiscal Agent ............................................     18
              Fitch ...................................................     18
              FNMA ....................................................     19
              GMAC-CM .................................................     19
              Ground Lease ............................................     19
              Hazardous Materials .....................................     19
              Health Care Loans .......................................     19
              Historical Loan Modification Report .....................     19
              Historical Loss Report ..................................     19
              HUD-Approved Servicer ...................................     19
              Independent .............................................     20
              Independent Contractor ..................................     20
              Initial Class Principal Balance .........................     20
              Initial Class Notional Amount ...........................     21
              Insurance Policy ........................................     21
              Insurance Proceeds ......................................     21
              Interested Person .......................................     21
              Interest Accrual Period .................................     21
              Interest Only Certificate ...............................     21
              Investment Account ......................................     21
              IRS .....................................................     21
              Issue Price .............................................     21
              Late Collections ........................................     21

      Section                                                             Page
      -------                                                             ----

              Liquidation Event .......................................     22
              Liquidation Expenses ....................................     22
              Liquidation Fee .........................................     22
              Liquidation Fee Rate ....................................     22
              Liquidation Proceeds ....................................     23
              Loan-to-Value Ratio .....................................     23
              Majority Certificateholder ..............................     23
              Master Servicer .........................................     23
              Master Servicer Remittance Amount .......................     23
              Master Servicer Remittance Date .........................     24
              Master Servicing Fee ....................................     24
              Master Servicing Fee Rate ...............................     24
              Modified Mortgage Loan ..................................     24
              Monthly Payment .........................................     24
              Moody's .................................................     24
              Mortgage ................................................     25
              Mortgage File ...........................................     25
              Mortgage Loan ...........................................     27
              Mortgage Loan Schedule ..................................     27
              Mortgage Loan Seller ....................................     28
              Mortgage Note ...........................................     28
              Mortgage Pool ...........................................     28
              Mortgage Rate ...........................................     28
              Mortgaged Property ......................................     28
              Mortgagor ...............................................     28
              Net Aggregate Prepayment Interest Shortfall .............     29
              Net Investment Earnings .................................     29
              Net Investment Loss .....................................     29
              Net Mortgage Rate .......................................     29
              Net Operating Income ....................................     29
              Net Penalty Charges .....................................     29
              NMCC ....................................................     29
              NMCC Mortgage Loan ......................................     29
              NMCC Mortgage Loan Purchase Agreement ...................     29
              Nonrecoverable Advance ..................................     30
              Nonrecoverable P&I Advance ..............................     30
              Nonrecoverable Servicing Advance ........................     30
              Non-Registered Certificate ..............................     30
              Non-United States Person ................................     30
              Officer's Certificate ...................................     30
              Operating Statement Analysis ............................     30
              Opinion of Counsel ......................................     30
              OTS .....................................................     30
              Ownership Interest ......................................     30

      Section                                                             Page
      -------                                                             ----

              Pass-Through Rate .......................................     31
              Payment Priority ........................................     31
              Penalty Charges .........................................     32
              Percentage Interest .....................................     32
              Permitted Investments ...................................     32
              Permitted Transferee ....................................     33
              Person ..................................................     33
              Phase I Environmental Assessment ........................     33
              P&I Advance .............................................     33
              Plan ....................................................     33
              Prepayment Assumption ...................................     33
              Prepayment Interest Excess ..............................     33
              Prepayment Interest Shortfall ...........................     33
              Prepayment Premium ......................................     34
              Primary Servicing Fee ...................................     34
              Primary Servicing Fee Rate ..............................     34
              Primary Servicing Office ................................     34
              Principal Distribution Amount ...........................     34
              Principal Prepayment ....................................     34
              Prospectus Supplement ...................................     34
              Purchase Price ..........................................     34
              Qualified Appraiser .....................................     35
              Qualified Insurer .......................................     35
              Rating Agency ...........................................     35
              Realized Loss ...........................................     35
              Record Date .............................................     36
              Registered Certificates .................................     36
              Reimbursement Rate ......................................     36
              REMIC ...................................................     36
              REMIC Administrator .....................................     36
              REMIC I .................................................     36
              REMIC I Regular Interest ................................     36
              REMIC I Remittance Rate .................................     37
              REMIC II ................................................     37
              REMIC II Certificate ....................................     37
              REMIC II Regular Certificate ............................     37
              REMIC Provisions ........................................     37
              Rents from Real Property ................................     37
              REO Account .............................................     37
              REO Acquisition .........................................     37
              REO Disposition .........................................     37
              REO Extension ...........................................     37
              REO Loan ................................................     37
              REO Property ............................................     38

      Section                                                             Page
      -------                                                             ----

              REO Revenues ............................................     38
              REO Status Report .......................................     38
              REO Tax .................................................     38
              Representing Party ......................................     38
              Request for Release .....................................     38
              Required Appraisal Loan .................................     38
              Required Claims-Paying Ratings ..........................     38
              Reserve Account .........................................     39
              Reserve Funds ...........................................     39
              Residual Certificate ....................................     39
              Responsible Officer .....................................     39
              Responsible Party .......................................     39
              S&P .....................................................     39
              Scheduled Payment .......................................     39
              Securities Act ..........................................     39
              Security Agreement ......................................     40
              Senior Certificate ......................................     40
              Senior Principal Distribution Cross-Over Date ...........     40
              Sequential Pay Certificate ..............................     40
              Servicing Account .......................................     40
              Servicing Advances ......................................     40
              Servicing Fees ..........................................     40
              Servicing File ..........................................     41
              Servicing Officer .......................................     41
              Servicing Return Date ...................................     41
              Servicing Standard ......................................     41
              Servicing Transfer Event ................................     41
              Single Certificate ......................................     41
              Special Servicer ........................................     42
              Special Servicer Loan Status Report .....................     42
              Special Servicing Fee ...................................     42
              Special Servicing Fee Rate ..............................     42
              Specially Serviced Mortgage Loan ........................     42
              Sponsor .................................................     44
              Standby Fee .............................................     44
              Standby Fee Rate ........................................     44
              Startup Day .............................................     44
              Stated Maturity Date ....................................     44
              Stated Principal Balance ................................     44
              Subordinated Certificate ................................     44
              Sub-Servicer ............................................     44
              Sub-Servicing Agreement .................................     45
              Tax Matters Person ......................................     45
              Tax Returns .............................................     45

      Section                                                             Page
      -------                                                             ----

              Transfer ................................................     45
              Transferee ..............................................     45
              Transferor ..............................................     45
              Trust Fund ..............................................     45
              Trustee .................................................     45
              Trustee Fee .............................................     45
              Trustee Fee Rate ........................................     46
              UCC .....................................................     46
              UCC Financing Statement .................................     46
              Uncertificated Accrued Interest .........................     46
              Uncertificated Distributable Interest ...................     46
              Uncertificated Principal Balance ........................     46
              Uninsured Cause .........................................     46
              United States Person ....................................     46
              USPAP ...................................................     47
              Voting Rights ...........................................     47
              Weighted Average Effective Net Mortgage Rate ............     47
              Workout Fee .............................................     47
              Workout Fee Rate ........................................     47

      1.02.   Certain Calculations in Respect of the Mortgage Pool ....     47

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES


      2.01.   Conveyance of Mortgage Loans ............................     50
      2.02.   Acceptance of REMIC I by Trustee ........................     54
      2.03. Mortgage Loan Seller's and Additional Warranting Party's Repurchase of Mortgage Loans for Document Defects and
              Certain Breaches of Representations and Warranties ......     56
      2.04.   Representations and Warranties of the Sponsor ...........     57
      2.05.   Representations and Warranties of the Mortgage Loan
              Seller and the Additional Warranting Party ..............     58
      2.06.   Representations and Warranties of the Master Servicer ...     66
      2.07.   Representations and Warranties of the Special Servicer ..     68
      2.08.   Representations and Warranties of the Trustee ...........     69
      2.09.   Representations and Warranties of the Fiscal Agent ......     71
      2.10.   Issuance of the Class R-I Certificates; Creation of the
              REMIC I Regular Interests ...............................     72
      2.11.   Conveyance of REMIC I Regular Interests; Acceptance of
              REMIC II by the Trustee .................................     72
      2.12.   Issuance of the REMIC II Certificates ...................     73

      Section                                                             Page
      -------                                                             ----

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

      3.01.   Administration of the Mortgage Loans ....................     74
      3.02.   Collection of Mortgage Loan Payments ....................     75
      3.03.   Collection of Taxes, Assessments and Similar Items;
              Servicing Accounts; Reserve Accounts ....................     75
      3.04.   Certificate Account and Distribution Account ............     77
      3.05.   Permitted Withdrawals From the Certificate Account and
              the Distribution Account ................................     80
      3.06.   Investment of Funds in the Certificate Account and the
              REO Account .............................................     84
      3.07.   Maintenance of Insurance Policies; Errors and Omissions
              and Fidelity Coverage ...................................     86
      3.08.   Enforcement of Due-On-Sale Clauses; Assumption
              Agreements; Subordinate Financing .......................     88
      3.09.   Realization Upon Defaulted Mortgage Loans ...............     90
      3.10.   Trustee to Cooperate; Release of Mortgage Files .........     93
      3.11.   Servicing Compensation; Interest on Servicing Advances;
              Payment of Certain Expenses; Obligations of the Trustee
              and the Fiscal Agent Regarding Back-up Servicing Advances     94
      3.12.   Inspections; Collection of Financial Statements .........     98
      3.13.   Annual Statement as to Compliance .......................    100
      3.14.   Reports by Independent Public Accountants ...............    101
      3.15.   Access to Certain Information ...........................    101
      3.16.   Title to REO Property; REO Account ......................    102
      3.17.   Management of REO Property ..............................    103
      3.18.   Sale of Mortgage Loans and REO Properties ...............    106
      3.19.   Additional Obligations of the Master Servicer and the
              Special Servicer ........................................    110
      3.20.   Modifications, Waivers, Amendments and Consents .........    112
      3.21.   Transfer of Servicing Between Master Servicer and
              Special Servicer; Record Keeping ........................    115
      3.22.   Sub-Servicing Agreements ................................    116
      3.23.   Designation of Special Servicer by the Majority
              Certificateholder of the Controlling Class ..............    119
      3.24.   Extension Adviser; Elections ............................    120
      3.25.   Limitation on Liability of Extension Adviser ............    121
      3.26.   Duties of Extension Adviser .............................    121
      3.27.   Special Servicer to Cooperate with the Extension Adviser     122
      3.28.   Confidentiality .........................................    122
      3.29.   No Solicitation of Prepayments ..........................    123

      Section                                                             Page
      -------                                                             ----

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

      4.01.   Distributions on the Certificates .......................    124
      4.02.   Statements to Certificateholders; Certain Reports by the
              Master Servicer and the Special Servicer ................    130
      4.03.   P&I Advances ............................................    138
      4.04.   Allocation of Realized Losses and Additional Trust Fund
              Expenses to the Sequential Pay Certificates .............    140
      4.05.   Deemed Distributions on, and Allocations of Realized
              Losses and Additional Trust Fund Expenses to, the REMIC I
              Regular Interests .......................................    141

                                    ARTICLE V

                                THE CERTIFICATES


      5.01.   The Certificates ........................................    144
      5.02.   Registration of Transfer and Exchange of Certificates ...    144
      5.03.   Book-Entry Certificates .................................    151
      5.04.   Mutilated, Destroyed, Lost or Stolen Certificates .......    152
      5.05.   Persons Deemed Owners ...................................    153
      5.06.   Certification by Certificate Owners .....................    153

                                   ARTICLE VI

                     THE SPONSOR, THE MORTGAGE LOAN SELLER,
              THE ADDITIONAL WARRANTING PARTY, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR


      6.01. Liability of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the
              Special Servicer and the REMIC Administrator.............    154
      6.02.   Merger, Consolidation or Conversion of the Sponsor, the
              Mortgage Loan Seller, the Additional Warranting Party,
              the Master Servicer, the Special Servicer or the REMIC
              Administrator...................... .....................    154
      6.03.   Limitation on Liability of the Sponsor, the Master
              Servicer, the Special Servicer, the REMIC Administrator
              and Others............. .................................    155
      6.04.   Master Servicer, Special Servicer and REMIC
              Administrator Not to Resign..............................    156

      Section                                                             Page
      -------                                                             ----

      6.05.   Rights of the Sponsor and the Trustee in Respect of
              the Master Servicer, the Special Servicer and the REMIC
              Administrator......... ..................................    156

                                   ARTICLE VII

                                     DEFAULT


      7.01.   Events of Default........................................    158
      7.02.   Trustee to Act; Appointment of Successor.................    161
      7.03.   Notification to Certificateholders.......................    162
      7.04.   Waiver of Events of Default..............................    163
      7.05.   Additional Remedies of Trustee Upon Event of Default.....    163

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


       8.01. Duties of Trustee........................................ 164
      8.02.   Certain Matters Affecting the Trustee and the Fiscal
              Agent ...................................................    165
      8.03.   Trustee Not Liable for Validity or Sufficiency of
              Certificates or Mortgage Loans...........................    167
      8.04.   Trustee and Fiscal Agent May Own Certificates............    167
      8.05.   Fees of Trustee; Indemnification of Trustee and the
              Fiscal Agent ............................................    167
      8.06.   Eligibility Requirements for Trustee.....................    168
      8.07.   Resignation and Removal of the Trustee...................    169
      8.08.   Successor Trustee........................................    170
      8.09.   Merger or Consolidation of Trustee or Fiscal Agent.......    170
      8.10.   Appointment of Co-Trustee or Separate Trustee............    171
      8.11.   Appointment of Custodians................................    172
      8.12.   Access to Certain Information............................    172
      8.13.   The Fiscal Agent.........................................    174
      8.14.   Filings with the Securities and Exchange Commission......    175

                                   ARTICLE IX

                                   TERMINATION


      9.01.   Termination Upon Repurchase or Liquidation of All
              Mortgage Loans ..........................................    176
      9.02.   Additional Termination Requirements......................    178

      Section                                                             Page
      -------                                                             ----

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS


      10.01.  REMIC Administration.....................................    180
      10.02.  Sponsor, Master Servicer, Special Servicer, Trustee and
              Fiscal Agent to Cooperate with REMIC Administrator.......    183
      10.03.  Fees of the REMIC Administrator..........................    183
      10.04.  Use of Agents............................................    184

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


      11.01.  Amendment................................................    185
      11.02.  Recordation of Agreement; Counterparts...................    186
      11.03.  Limitation on Rights of Certificateholders...............    187
      11.04.  Governing Law............................................    188
      11.05.  Notices..................................................    188
      11.06.  Severability of Provisions...............................    189
      11.07.  Successors and Assigns; Beneficiaries....................    189
      11.08.  Article and Section Headings.............................    189
      11.09.  Notices to the Rating Agencies...........................    189

EXHIBIT A-1   Form of Class X Certificate
EXHIBIT A-2   Form of Class A-1 Certificate
EXHIBIT A-3   Form of Class A-2 Certificate
EXHIBIT A-4   Form of Class A-3 Certificate
EXHIBIT A-5   Form of Class B Certificate
EXHIBIT A-6   Form of Class C Certificate
EXHIBIT A-7   Form of Class D Certificate
EXHIBIT A-8   Form of Class E Certificate
EXHIBIT A-9   Form of Class F Certificate
EXHIBIT A-10  Form of Class G Certificate
EXHIBIT A-11  Form of Class H Certificate
EXHIBIT A-12  Form of Class R-I Certificate
EXHIBIT A-13  Form of Class R-II Certificate
EXHIBIT B-1   Form I of Transferor Certificate Pursuant to Section 5.02(b)
EXHIBIT B-2   Form II of Transferor Certificate Pursuant to Section 5.02(b)
EXHIBIT B-3   Form I of Transferee Certificate Pursuant to Section 5.02(b)
              [For QIBs]
EXHIBIT B-4   Form II of Transferee Certificate Pursuant to Section 5.02(b)
              [For Institutional Accredited Investors]

EXHIBIT B-5   Form I of Transferee Certificate for Transfers of Interests in
              Book-Entry Certificates
EXHIBIT B-6   Form II of Transferee Certificate for Transfers of Interests in
              Book-Entry Certificates
EXHIBIT C-1   Form of Transfer Affidavit and Agreement Pursuant to Section
              5.02(d)(i)(B)
EXHIBIT C-2   Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D     Request for Release
EXHIBIT E     Form of REO Status Report
EXHIBIT F-1   Form of Transferee Certificate in Connection with ERISA
              (Definitive Certificates)
EXHIBIT F-2   Form of Transferee Certificate in Connection with ERISA
              (Book-Entry Certificates)
SCHEDULE I    Mortgage Loan Schedule
SCHEDULE II   Sub-Servicing Agreements in Effect as of the Closing Date

          This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of December 1, 1996, among MORTGAGE CAPITAL FUNDING, INC., as Sponsor, CITICORP REAL ESTATE, INC., as Mortgage Loan Seller, NATIONSBANC MORTGAGE CAPITAL CORPORATION, as Additional Warranting Party, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer and as Special Servicer, LASALLE NATIONAL BANK, as Trustee and as REMIC Administrator, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Sponsor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder.

          As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans (as defined herein) and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the remittance rate (the "REMIC I Remittance Rate"), and the initial stated principal amount (the initial "Uncertificated Principal Balance") for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest is the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date (as defined herein), the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC I Regular Interests will be certificated.

                            REMIC I            Initial Uncertificated
    Designation         Remittance Rate           Principal Balance
    -----------         ---------------        ----------------------

        A-1               Variable(1)               $132,607,079
        A-2               Variable(1)               $ 24,276,943
        A-3               Variable(1)               $166,045,134
         B                Variable(1)               $ 27,483,332
         C                Variable(1)               $ 22,902,777
         D                Variable(1)               $ 18,322,221
         E                Variable(1)               $ 11,451,388
         F                Variable(1)               $ 25,193,054
         G                Variable(1)               $ 16,031,943
         H                Variable(1)               $ 13,741,671

----------
(1)  Calculated in accordance with the definition of "REMIC I Remittance Rate".

          As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the pass-through rate (the "Pass-Through Rate"), and the initial aggregate stated principal amount (the initial "Class Principal Balance") for each of the Classes of Certificates or Components (as defined herein) thereof constituting "regular interests" in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates or Component thereof constituting "regular interests" in REMIC II is the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                                                        Initial Class
Designation                Pass-Through Rate          Principal Balance
-----------                -----------------          -----------------
Component X-A1(1)             Variable(2)                   N/A(3)
Component X-A2(1)             Variable(2)                   N/A(3)
Component X-A3(1)             Variable(2)                   N/A(3)
Component X-B(1)              Variable(2)                   N/A(3)
Component X-C(1)              Variable(2)                   N/A(3)
Component X-D(1)              Variable(2)                   N/A(3)
Component X-E(1)              Variable(2)                   N/A(3)
Component X-F(1)              Variable(2)                   N/A(3)
Component X-G(1)              Variable(2)                   N/A(3)
Component X-H(1)              Variable(2)                   N/A(3)

Class A-1                  6.758% per annum            $132,607,079
Class A-2                  6.909% per annum             $24,276,943
Class A-3                  7.008% per annum            $166,045,134
Class B                    7.136% per annum             $27,483,332
Class C                    7.224% per annum             $22,902,777
Class D                    7.257% per annum             $18,322,221
Class E                    7.628% per annum             $11,451,388
Class F                    5.750% per annum             $25,193,054
Class G                    5.750% per annum             $16,031,943
Class H                    5.750% per annum             $13,741,671


----------
(1) Constitutes a separate "regular interest" in REMIC II evidenced by the Class X Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate".

(3) No Component of the Class X Certificates will have a Class Principal Balance; rather, each will accrue interest as provided herein on a notional amount (a "Component Notional Amount") equal to: (a) in the case of Component X-A1, the Uncertificated Principal Balance of REMIC I Regular Interest A-1 outstanding from time to time; (b) in the case of Component X-A2, the Uncertificated Principal Balance of REMIC I Regular Interest A-2 outstanding from time to time; (c) in the case of Component X-A3, the Uncertificated Principal Balance of REMIC I Regular Interest A-3 outstanding from time to time; (d) in the case of Component X-B, the Uncertificated Principal Balance of REMIC I Regular Interest B outstanding from time to time; (e) in the case of Component X-C, the Uncertificated Principal Balance of REMIC I Regular Interest C outstanding from time to time; (f) in the case of Component X-D, the Uncertificated Principal Balance of REMIC I Regular Interest D outstanding from time to time; (g) in the case of Component X-E, the Uncertificated Principal Balance of REMIC I Regular Interest E outstanding from time to time; (h) in the case of Component X-F, the Uncertificated Principal Balance of REMIC I Regular Interest F outstanding from time to time; (i) in the case of Component X-G, the Uncertificated Principal Balance of REMIC I Regular Interest G outstanding from time to time; and (j) in the case of Component X-H, the Uncertificated Principal Balance of REMIC I Regular Interest H outstanding from time to time.

          The aggregate of the initial Stated Principal Balances of the Mortgage Loans, the aggregate of the initial Uncertificated Principal Balances of the REMIC I Regular Interests, and the aggregate of the initial Class Principal Balances of the respective Classes of REMIC II Regular Certificates will, in each such case, be $458,055,542.

          In consideration of the mutual agreements herein contained, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent agree as follows:

                                    ARTICLE I

                 DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "ABN AMRO": ABN AMRO Bank N.V. or its successor in interest.

          "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Certificates (other than the Class X Certificates), for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X Certificates, for any Distribution Date, the aggregate Accrued Certificate Interest in respect of the various Components of such Class of Certificates for such Distribution Date. With respect to any Component of the Class X Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates or Component thereof for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

          "Additional Information": As defined in Section 4.02(a).

          "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC II Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

          "Additional Warranting Party": NMCC.

          "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, the sum of the related Master Servicing Fee Rate and the Trustee Rate.

          "Advance": Any P&I Advance or Servicing Advance.

          "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, all in accordance with Section 3.11(f) or Section 4.03(d), as applicable.

          "Adverse REMIC Event": With respect to each of REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the state of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any portion of the Trust Fund is maintained,
(d) such other state or local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

          "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

          "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent Appraisal that meets the requirements of
Section 3.19(b) in respect of such

Required Appraisal Loan, was obtained by the Master Servicer or the Special Servicer, as the case may be) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the Appraisal referred to in the parenthetical above, net of (ii) the amount of any liens on such property (to the extent not accounted for in clause (a)(v) of this definition) that are prior to the lien of the Required Appraisal Loan; provided that, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been obtained within the 30-day period contemplated by such Section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Mortgage Loan or REO Loan will be deemed to equal 30% of the amount calculated pursuant to clause (a) of this definition (after receipt of such Appraisal, the Appraisal Reduction Amount, if any, for such Mortgage Loan or REO Loan will be calculated without regard to this proviso).

          "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due on such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule

(if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent to cover uncollected Scheduled Payments due and/or Assumed Scheduled Payments deemed due during the related Collection Period, and any payments made by the Master Servicer to cover Balloon Payment Interest Shortfalls and/or Prepayment Interest Shortfalls incurred during the related Collection Period, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (ii) Prepayment Premiums,
(iii) any amounts deposited in the Distribution Account in error, and (iv) except in the case of the Final Distribution Date, any of the amounts described in clauses (b)(i) and (b)(ii) of the definition of "Master Servicer Remittance Amount".

          "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

          "Balloon Payment Interest Excess": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the first day of, but on or before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on such Mortgage Loan from the beginning of such month to, but not including, such Stated Maturity Date, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment during the Collection Period in which such Stated Maturity Date occurs.

          "Balloon Payment Interest Shortfall": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) that would have accrued on such Mortgage Loan from such Stated Maturity Date through the end of such calendar month, to the extent not paid by the related Mortgagor.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate": Any one of the Sponsor's Multifamily/Commercial Mortgage Pass- Through Certificates, Series 1996-MC2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "[Name of Master Servicer], as Master Servicer, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2".

          "Certificate Factor": With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

          "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X Certificates.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Fiscal Agent or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01, except in connection with the Controlling Class exercising its rights under Section 3.23 or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Trustee shall be entitled to request and rely upon a certificate of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports": As defined in Section 4.02(a).

          "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

          "Class A Certificate": Any one of the Class A-1, Class A-2 or Class A-3 Certificates.

          "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": The aggregate notional principal amount on which the Class X Certificates collectively accrue interest equal to the aggregate of the Component Notional Amounts of the respective Components of the Class X Certificates outstanding from time to time.

          "Class Prepayment Percentage": With respect to each Class of Sequential Pay Certificates entitled to distributions of principal on any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the portion of the total Principal Distribution Amount (if any) to be distributed to the Holders of such Class of Certificates on such Distribution Date, and the denominator of which is the total Principal Distribution Amount to be distributed on such Distribution Date.

          "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04.

          "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-1, and evidencing 10 separate "regular interests" in REMIC II for purposes of the REMIC Provisions.

          "Closing Date" or "Issue Date": December 19, 1996.

          "Code": The Internal Revenue Code of 1986, as amended.

          "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

          "Commission": The Securities and Exchange Commission.

          "Component": With respect to the Class X Certificates, any of the 10 components of the beneficial ownership interest evidenced by the Class X Certificates in the Trust Fund, designated as "Component X-A1", "Component X-A2", "Component X-A3", "Component X-B", "Component X-C", "Component X-D", "Component X-E", "Component X-F", "Component

X-G" and "Component X-H", respectively. Each such Component constitutes a separate "regular interest" in REMIC II.

          "Component Notional Amount": The notional principal amount on which any Component of the Class X Certificates accrues interest equal to: (a) in the case of Component X-A1, the Uncertificated Principal Balance of REMIC I Regular Interest A-1 outstanding from time to time; (b) in the case of Component X-A2, the Uncertificated Principal Balance of REMIC I Regular Interest A-2 outstanding from time to time; (c) in the case of Component X- A3, the Uncertificated Principal Balance of REMIC I Regular Interest A-3 outstanding from time to time;
(d) in the case of Component X-B, the Uncertificated Principal Balance of REMIC I Regular Interest B outstanding from time to time; (e) in the case of Component X-C, the Uncertificated Principal Balance of REMIC I Regular Interest C outstanding from time to time; (f) in the case of Component X-D, the Uncertificated Principal Balance of REMIC I Regular Interest D outstanding from time to time; (g) in the case of Component X-E, the Uncertificated Principal Balance of REMIC I Regular Interest E outstanding from time to time; (h) in the case of Component X-F, the Uncertificated Principal Balance of REMIC I Regular Interest F outstanding from time to time; (i) in the case of Component X-G, the Uncertificated Principal Balance of REMIC I Regular Interest G outstanding from time to time; and (j) in the case of Component X-H, the Uncertificated Principal Balance of REMIC I Regular Interest H outstanding from time to time.

          "Confidential Information": As defined in Section 3.28.

          "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest remaining Class Principal Balance).

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services
- MCFI 1996-MC2.

          "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

          "CREI": Citicorp Real Estate, Inc. or its successor in interest.

          "CREI Mortgage Loan": Any of the Mortgage Loans, other than NMCC Mortgage Loans. CREI Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Seller".

          "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized and cross-defaulted with each other.

          "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of:

          (a) the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) all Liquidation Proceeds, Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Sponsor, the Mortgage Loan Seller or an Affiliate of either of them.

          "Cut-off Date": December 1, 1996.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not more than twelve months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or Special Servicer (following the Closing Date) (such Net Operating Income to be annualized if the relevant period is less than twelve months), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by 12.

          "Defaulted Mortgage Loan": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

          "Default Interest": With respect to any Mortgage Loan (or related REO
Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) accrued at the related Mortgage Rate.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) related to a Mortgaged

Property which had become REO Property, together with such additional information in respect of each such Mortgage Loan as is contemplated on page B-6 of the Prospectus Supplement.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the 10th day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately preceding.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

          "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of REMIC II Regular Certificates or Component thereof, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates or Component, as the case may be, for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or Component as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to the respective Classes of REMIC II Regular Certificates on such Distribution Date as follows: first, to the respective Classes of REMIC II Regular Certificates (other than the Senior Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to the amount of any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date. That portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date so allocated to the Class X Certificates shall be allocated among the respective Components of the Class X Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Component for such Distribution Date.

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "[Name of Trustee], as Trustee, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2".

          "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following, commencing in January 1997.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.02(e).

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

          "Effective Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, (a) if the Mortgage Note for such Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, on the basis of a 360-day year consisting of twelve 30-day months (a"30/360 basis"), the related Net Mortgage Rate in effect for such Mortgage Loan as of the commencement of the related Collection Period, and
(b) if the Mortgage Note for such Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, other than on a 30/360 basis, the annualized rate at which interest would have to accrue thereon on a 30/360 basis during the one-month period preceding such Mortgage Loan's or REO Loan's Due Date in the related Collection Period in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan is prepaid or otherwise liquidated during such one-month period, that otherwise would have accrued) in respect of such Mortgage Loan at its Mortgage Rate (net of the Administrative Fee Rate) during such one-month period.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated "Aa2" or better by Moody's and "AA" or better by Fitch if the deposits are to be held in the account for more than 30 days, or the short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated "P-1" or better by Moody's and "F-1+" by Fitch if the deposits are to be held in the account for 30 days or less, in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity, (iii) a segregated trust account or accounts maintained with the trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), (iv) an account maintained with Bankers Trust Company provided that, at any time that funds are on deposit therein, the long-term or short-term unsecured debt obligations of Bankers Trust Company are rated at least "A2" or "P-1", as the case may be, by Moody's and "A" or "F-1+", as the case may be, by Fitch, or (v) any other account which would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

          "Emergency Advance": Any Servicing Advance that must be made within 10 days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

          "Event of Default": One or more of the events described in Section 7.01(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exemption-Favored Party": Any of (i) Citicorp or NationsBank Corporation ("NationsBank"), (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citicorp or NationsBank and (iii) any member of a syndicate or selling group of which Citicorp or NationsBank or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

          "Extension Adviser": As defined in Section 3.24.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

          "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller or the Additional Warranting Party or an Affiliate of either pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18(d) hereof) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

          "Fiscal Agent": ABN AMRO, in its capacity as Fiscal Agent hereunder, or any successor Fiscal Agent as herein provided.

          "Fitch": Fitch Investors Service, L.P. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of

Fitch Investors Service, L.P. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "FNMA": Federal National Mortgage Association or any successor.

          "GMAC-CM": GMAC Commercial Mortgage Corporation or its successor in interest.

          "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Health Care Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as loan numbers 400005, 962355, 951325, 962354 and 400004 and, as of the date hereof, secured by Mortgages on Mortgaged Properties operated as health care-related facilities.

          "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof, together with such additional information in respect of each such Mortgage Loan as is contemplated on page B-11 of the Prospectus Supplement.

          "Historical Loss Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds and Liquidation Expenses, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis, together with such additional information in respect of each Defaulted Mortgage Loan and REO Property as to which a Final Recovery Determination has been made as is contemplated on page B-12 of the Prospectus Supplement.

          "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, as the case may be.

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust Fund, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation
Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                          Initial Class
                  Class                   Principal Balance
                  -----                   -----------------

                  Class A-1               $132,607,079

                  Class A-2               $ 24,276,943
                  Class A-3               $166,045,134
                  Class B                 $ 27,483,332
                  Class C                 $ 22,902,777
                  Class D                 $ 18,322,221
                  Class E                 $ 11,451,388
                  Class F                 $ 25,193,054
                  Class G                 $ 16,031,943
                  Class H                 $ 13,741,671

          "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class Notional Amount thereof as of the Closing Date equal to $458,055,542.

          "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property or in respect of such REO Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

          "Interested Person": The Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

          "Interest Accrual Period": With respect to each REMIC I Regular Interest, each Class of REMIC II Regular Certificates and each Component of the Class X Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificate": Any Class X Certificate.

          "Investment Account": As defined in Section 3.06(a).

          "IRS": The Internal Revenue Service or any successor.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the related Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Interest and late payment charges.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller or the Additional Warranting Party or any Affiliate of either of them pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

          "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased by the Mortgage Loan Seller or the Additional Warranting Party or any Affiliate of either of them pursuant to Section 2.03 within 120 days of the Mortgage Loan Seller's or the Additional Warranting Party's, as the case may be, notice or discovery of the breach or Document Defect giving rise to such repurchase obligation, by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

          "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

          "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller or the Additional Warranting Party or any Affiliate of either of them pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

          "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

          "Master Servicer": GMAC-CM, or any successor master servicer appointed as herein provided.

          "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvi) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date occurring in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

          "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

          "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which the Standby Fee and any Primary Servicing Fees are payable.

          "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), the rate per annum that is 0.007% less than the Administrative Fee Rate specified for such Mortgage Loan in the Mortgage Loan Schedule.

          "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

          (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

          (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20).

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

          "Mortgage File": With respect to any Mortgage Loan, subject to Section 2.01(b), collectively the following documents:

          (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2, without recourse";

          (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

          (iv) the original or a copy of the related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

         (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

        (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

       (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

         (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

          (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller or the Additional Warranting Party, as applicable, at the time the Mortgage Files were delivered to the Trustee;

         (xi) (A) file or certified copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller or the Additional Warranting Party, as applicable, at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller or the Additional Warranting Party, as applicable, a UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

       (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

      (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

       (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan; and

        (xv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

          (i)  the loan number;

         (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

        (iii)  the Mortgage Rate in effect as of the Cut-off Date;

         (iv)  the original principal balance;

          (v)  the Cut-off Date Balance;

         (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

        (vii)  the Due Date;

       (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (ix) the Administrative Fee Rate (inclusive of the Primary Servicing Fee Rate);

          (x)  the Primary Servicing Fee Rate;

         (xi) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate; and

        (xii)  whether it is a CREI Mortgage Loan or an NMCC Mortgage Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

          "Mortgage Loan Seller": CREI.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

          "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

          "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

          "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19(f) in connection with such Prepayment Interest Shortfalls.

          "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

          "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

          "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate.

          "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property).

          "Net Penalty Charges": With respect to any Mortgage Loan or REO Loan, any Penalty Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of (if such Penalty Charges are allocable to the period that such Mortgage Loan was a Specially Serviced Mortgage Loan) any Advance Interest accrued on Advances made in respect of such Mortgage Loan that are reimbursable from such Penalty Charges in accordance with Section 3.05(a)(viii).

          "NMCC": NationsBanc Mortgage Capital Corporation or its successor in interest.

          "NMCC Mortgage Loan": Any of the Mortgage Loans acquired by CREI from NMCC pursuant to the NMCC Mortgage Loan Purchase Agreement. The NMCC Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Seller".

          "NMCC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of December 11, 1996, between CREI and NMCC.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable and good faith judgment of the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

          "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

          "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class F, Class G, Class H, or Residual Certificate.

          "Non-United States Person": Any person other than a United States Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

          "Operating Statement Analysis": As defined in Section 4.02(b).

          "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Trustee, the Fiscal Agent, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, for any Distribution Date, the fixed rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement. With respect to Component X-A1, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest A-1 for such Distribution Date, over the fixed Pass-Through Rate for the Class A-1 Certificates. With respect to Component X-A2, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest A-2 for such Distribution Date, over the fixed Pass-Through Rate for the Class A-2 Certificates. With respect to Component X-A3, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest A-3 for such Distribution Date, over the fixed Pass-Through Rate for the Class A-3 Certificates. With respect to Component X-B, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest B for such Distribution Date, over the fixed Pass-Through Rate for the Class B Certificates. With respect to Component X-C, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest C for such Distribution Date, over the fixed Pass-Through Rate for the Class C Certificates. With respect to Component X-D, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest D for such Distribution Date, over the fixed Pass-Through Rate for the Class D Certificates. With respect to Component X-E, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest E for such Distribution Date, over the fixed Pass-Through Rate for the Class E Certificates. With respect to Component X-F, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest F for such Distribution Date, over the fixed Pass-Through Rate for the Class F Certificates. With respect to Component X-G, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest G for such Distribution Date, over the fixed Pass-Through Rate for the Class G Certificates. With respect to Component X-H, for any Distribution Date, the excess, if any, of the REMIC I Remittance Rate in respect of REMIC I Regular Interest H for such Distribution Date, over the fixed Pass-Through Rate for the Class H Certificates. With respect to the Class X Certificates, for any Distribution Date, the weighted average of the respective Pass-Through Rates in respect of the Components of such Class of Certificates for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date.

          "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates, pro rata; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; and last, the respective Classes of Residual Certificates.

          "Penalty Charges": Any and all Default Interest and late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan.

          "Percentage Interest": With respect to any REMIC II Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Permitted Investments": Any one or more of the following obligations:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AAA" by Fitch and "Aaa" by Moody's;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state, provided that (a) the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) are rated "AAA" by Fitch and "Aaa" by Moody's or (b) the short-term unsecured debt obligations of such bank, trust company or depository institution holding company are rated "F-1+" or better by Fitch and "P-1" or better by Moody's or (c) if both such long-term and short-term unsecured debt obligations have been rated by either Rating Agency, then each must be rated as specified in the immediately preceding clauses (a) and (b) with respect to such Rating Agency;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated "F-1+" or better by Fitch and "P-1" or better by Moody's; and

          (v) any other obligation or security which would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions.

          "Permitted Transferee ": Any Transferee of a Residual Certificate other than a Disqualified Organization.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, Part II, as amended from time to time.

          "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

          "Plan": As defined in Section 5.02(c).

          "Prepayment Assumption": The assumption that no Mortgage Loan is prepaid prior to its Stated Maturity Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the Certificates for federal income tax purposes.

          "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (exclusive of Prepayment Premiums and net of related Servicing Fees) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment.

          "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of interest, to the extent not collected from the related Mortgagor

(without regard to any Prepayment Premium that may have been collected), that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such calendar month, inclusive.

          "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

          "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee.

          "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

          "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Pennsylvania and California, respectively.

          "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Prospectus Supplement": That certain prospectus supplement dated December 11, 1996, relating to the Registered Certificates.

          "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) if paid in connection with any repurchase of such Mortgage Loan by the Mortgage Loan Seller or the Additional Warranting Party or any Affiliate of either of them pursuant to Section 2.03, all accrued and unpaid Advance Interest in respect of related

Advances. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) if paid in connection with any repurchase of such REO Property by the Mortgage Loan Seller or the Additional Warranty Party or any Affiliate of either of them pursuant to
Section 2.03, all accrued and unpaid Advance Interest in respect of related Advances. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

          "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Rating Agency": Each of Fitch and Moody's.

          "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

          With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest so forgiven.

          With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

          "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Registered Certificates": The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates.

          "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC Administrator": LaSalle National Bank, its successor in interest, or any successor REMIC administrator appointed as herein provided.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller and the Additional Warranting Party; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; and (iii) such funds or assets as from time to time are deposited in the Distribution Account, the Certificate Account and the REO Account (if established).

          "REMIC I Regular Interest": Any of the 10 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, the Weighted Average Effective Net Mortgage Rate for such Distribution Date.

          "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

          "REMIC II Certificate": Any Certificate, other than a Class R-I Certificate.

          "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[Name of Special Servicer], as Special Servicer, in trust for registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2".

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

          "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to any and all REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as the related Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the related Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the related Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, Special Servicer, Trustee and/or the Fiscal Agent in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer, Trustee and/or the Fiscal Agent in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer, Trustee and/or Fiscal Agent, as the case may be, in respect of an REO Loan.

          "REO Property": A Mortgaged Property acquired by the Special Servicer for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

          "REO Revenues": All income and rents derived from the ownership, operation or leasing of any REO Property.

          "REO Status Report": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

          "REO Tax": As defined in Section 3.17(a).

          "Representing Party": As defined in Section 2.05(c).

          "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

          "Required Appraisal Loan": As defined in Section 3.19(b).

          "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least two of the following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's ("A2" or better), Fitch ("A" or better), S&P ("A" or better) and A.M. Best ("A:IX" or better); unless each of the Rating Agencies has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in a downgrading, withdrawal or qualification of the then current rating assigned by such Rating Agency to any Class of Certificates.

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

          "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

          "Residual Certificate": Any Class R-I or Class R-II Certificate.

          "Responsible Officer": When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer and any other trust officer or assistant trust officer in the Corporate Trust Department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Fiscal Agent, any officer or assistant officer thereof.

          "Responsible Party": With respect to any Document Defect or alleged Document Defect or any breach or alleged breach of a representation or warranty set forth in Section 2.05(c), either: (i) the Mortgage Loan Seller, if such Document Defect or alleged Document Defect relates to a CREI Mortgage Loan or if such breach or alleged breach is of a representation or warranty as to which the Mortgage Loan Seller is the Representing Party; or (ii) the Additional Warranting Party if such Document Defect or alleged Document Defect relates to an NMCC Mortgage Loan or if such breach or alleged breach is of a representation or warranty as to which the Responsible Party is the Representing Party.

          "S&P": Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.

          "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note (as such terms may be changed or modified as a result of a bankruptcy, insolvency or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20).

          "Securities Act": The Securities Act of 1933, as amended.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3 or Class X Certificate.

          "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

          "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificate.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

          "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

          "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(c)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

          "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Sponsor on the Closing Date, as such list may be amended from time to time thereafter.

          "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

          "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for third parties or held in its own portfolio, whichever servicing procedure is of a higher standard, and in any event, with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; and (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction.

          "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

          "Single Certificate": For purposes of Section 4.02(a), a hypothetical Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest in the related Class.

          "Special Servicer": GMAC-CM, or any successor special servicer appointed as herein provided.

          "Special Servicer Loan Status Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and
(ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer and such additional information as is contemplated on pages B-9 and B-10 of the Prospectus Supplement.

          "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

          "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

          (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; or

          (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

          (c) the Master Servicer has determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

          (d) there shall have occurred a default, other than as described in clause (a) or (b) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

          (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property becomes REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w)  with respect to the circumstances described in clauses (a) and
               (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (x)  with respect to the circumstances described in clauses (c), (e),
               (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (d) above, such default is cured; and

          (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

          "Sponsor": Mortgage Capital Funding, Inc., or its successor in interest.

          "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, 0.005% per annum.

          "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

          "Stated Principal Balance": With respect to any Mortgage Loan (and any related REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in
Section 1.02 to, principal of or with respect to such Mortgage Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or related REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

          "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H or Residual Certificate.

          "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Tax Matters Person": With respect to each of REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T. The "Tax Matters Person" for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Trust Fund": Collectively, all of the assets of REMIC I and REMIC II.

          "Trustee": LaSalle National Bank, in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the same basis as is applicable to the accrual of interest on such Mortgage (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed in a 360-day year) and accrued on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, immediately prior to such Distribution Date for the period ending immediately before the Due Date for such Mortgage Loan or REO Loan, as the case may be, during the related Collection Period and commencing on and including the prior Due Date.

          "Trustee Fee Rate": A rate of 0.007% per annum.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

          "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date.

          "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by such REMIC I Regular Interest's allocable share (calculated in accordance with Section 4.05(e) hereof) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

          "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount specified as its initial Uncertificated Principal Balance in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.05(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.05(d).

          "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

          "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

          "USPAP": The Uniform Standards of Professional Appraisal Practices.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 94.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 6.0% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

          "Weighted Average Effective Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Effective Net Mortgage Rates for the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

          "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

          SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool.

          (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any other amounts (including, without limitation, Penalty Charges, assumption fees and modification fees) then due and owing under such Mortgage Loan other than remaining unpaid principal; and eighth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; provided that, notwithstanding the foregoing, in the case of each Health Care Loan, for so long as it is not a Specially Serviced Mortgage Loan, all amounts collected in respect thereof shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) in accordance with the express provisions of the related Mortgage Note and Mortgage. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

          (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; and, fifth, as a recovery of any other amounts (including, without limitation, Penalty Charges) deemed to be due and owing in respect of the related REO Loan.

          (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

          (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Mortgage Loans.

          (a) The Mortgage Loan Seller, concurrently with the execution and delivery hereof, and at the direction and on behalf of the Sponsor, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC
I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller and the Additional Warranting Party; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Distribution Account, the Certificate Account and the REO Account (if established).

          It is intended that the conveyance of the Mortgage Loans and the related rights and property by the Mortgage Loan Seller to the Trustee, at the direction of the Sponsor, as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Mortgage Loan Seller, at the direction of the Sponsor, to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller or the Sponsor to the Trustee to secure a debt or other obligation of the Mortgage Loan Seller or the Sponsor. However, in the event that the Mortgage Loans are held to be property of the Mortgage Loan Seller or the Sponsor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Mortgage Loan Seller and the Sponsor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (2) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (3) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account or the REO Account, whether in the form of cash, instruments, securities or other property;
(c) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Sponsor, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Sponsor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and
(B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Sponsor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

          (b) In connection with the Mortgage Loan Seller's assignment pursuant to subsection (a) above, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each CREI Mortgage Loan so assigned by the Mortgage Loan Seller hereunder. In addition, the Additional Warranting Party shall, at the direction and on behalf of the Mortgage Loan Seller, deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each NMCC Mortgage Loan so assigned by the Mortgage Loan Seller hereunder. If the Mortgage Loan Seller or Additional Warranting Party, as applicable, is unable to deliver any original Mortgage Note, such party may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). If the Mortgage Loan Seller or Additional Warranting Party, as applicable, cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii),
(xi)(A) and (xii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller or the Additional Warranting Party, as applicable, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller or the Additional Warranting Party, as applicable, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller or the Additional Warranting Party, as applicable, cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses
(iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller or the Additional Warranting Party, as applicable, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller or the Additional Warranting Party, as applicable, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller or the Additional Warranting Party, as applicable, cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller or the Additional Warranting Party, as applicable, shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller or the Additional Warranting Party, as applicable, shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Sponsor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller or the Additional Warranting Party, as applicable, to comply with the delivery requirements of this Section 2.01(b).

          If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", any of the assignments of Mortgage referred to in clause
(iii) of the definition of "Mortgage File", any of the assignments of Assignment of Leases referred to in clause (v) of the definition of "Mortgage File", or any of the assignments of Security Agreement referred to in clause (vii) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall (without being obligated to record or file such) be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

          (c) The Mortgage Loan Seller shall, as to each CREI Mortgage Loan, and the Additional Warranting Party shall, as to each NMCC Mortgage Loan, in each such case at its own expense, promptly (and in any event within 45 days of the Closing Date) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses
(iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall promptly forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller, in the case of a CREI Mortgage Loan, and the Additional Warranting Party, in the case of an NMCC Mortgage Loan, shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Mortgage Loan Seller, in the case of a CREI Mortgage Loan,and the Additional Warranting Party, in the case of an NMCC Mortgage Loan, shall in each such case at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

          (d) All documents and records in the Mortgage Loan Seller's or the Additional Warranting Party's possession (or, in either case, under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller or the Additional Warranting Party (or, in either case, under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by each of the Mortgage

Loan Seller and the Additional Warranting Party to the Master Servicer, within 10 days of the Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

          SECTION 2.02. Acceptance of REMIC I by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee, an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity) and of all other assets included in REMIC I, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller and the Additional Warranting Party in respect of the Mortgage Loans, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

          (b) Within 60 days of the Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 60-day period of which event the Trustee has notice, within the shorter of 60 days of the Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller or the Additional Warranting Party with respect to each Mortgage Loan pursuant to
Section 2.01(b); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing to each of the Sponsor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller and the Additional Warranting Party that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) - (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller or the Additional Warranting Party, as applicable, has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and
(iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

          (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing to each of the Sponsor, the Master Servicer, the Special Servicer, the

Mortgage Loan Seller and the Additional Warranting Party that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller or the Additional Warranting Party, as applicable, has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b),
(ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller or the Additional Warranting Party, with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct.

          (d) It is herein acknowledged that, notwithstanding any other provision hereof, neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(iv) - (viii), (x) - (xii) and (xiv)-(xv) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller or the Additional Warranting Party, as applicable, in respect of any Mortgage Loan or
(ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

          (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller and the Additional Warranting Party pursuant to Section 2.01(b), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(b) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, the Mortgage Loan Seller, if a CREI Mortgage Loan is affected, or the Additional Warranting Party, if an NMCC Mortgage Loan is affected, shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

          SECTION 2.03. Mortgage Loan Seller's and Additional Warranting Party's Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

          (a) Within 120 days of the earlier of discovery or receipt of notice by the Responsible Party, of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(c) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Responsible Party shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or, if the Responsible Party is the Mortgage Loan Seller, cause an Affiliate to purchase) the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made. Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of notice by the Responsible Party that there is a breach of the representation and warranty set forth in Section 2.05(c)(xxxi) (i.e., that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code), the Responsible Party shall repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made.

          (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Responsible Party, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Responsible Party, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Responsible Party.

          (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(c) hereof. If the Responsible Party defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Responsible Party, is required to repurchase such Mortgage Loan under Section 2.03(a) or 2.03(b) hereof, the Responsible Party shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

          SECTION 2.04. Representations and Warranties of the Sponsor.

          (a) The Sponsor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The execution and delivery of this Agreement by the Sponsor, and the performance and compliance with the terms of this Agreement by the Sponsor, will not violate the Sponsor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Sponsor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Sponsor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Sponsor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

          (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (vii) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which would prohibit the Sponsor from entering into this Agreement or, in the Sponsor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

          (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          SECTION 2.05. Representations and Warranties of the Mortgage Loan Seller and the Additional Warranting Party.

          (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller, will not violate the Mortgage Loan Seller's certificate of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Mortgage Loan Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

          (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller which would prohibit the Mortgage Loan Seller from entering into this Agreement or, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

          (b) The Additional Warranting Party hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Additional Warranting Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

          (ii) The execution and delivery of this Agreement by the Additional Warranting Party, and the performance and compliance with the terms of this Agreement by the Additional Warranting Party, will not violate the Additional Warranting Party's certificate of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Additional Warranting Party has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Additional Warranting Party, enforceable against the Additional Warranting Party in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Additional Warranting Party is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Additional Warranting Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Additional Warranting Party to perform its obligations under this Agreement or the financial condition of the Additional Warranting Party.

          (vi) No litigation is pending or, to the best of the Additional Warranting Party's knowledge, threatened against the Additional Warranting Party which would prohibit the Additional Warranting Party from entering into this Agreement or, in the Additional Warranting Party's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Additional Warranting Party to perform its obligations under this Agreement or the financial condition of the Additional Warranting Party.

          (c) The Mortgage Loan Seller hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each such representation and warranty so made) with respect to (but solely with respect
to) each CREI Mortgage Loan, and the Additional Warranting Party hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each such representation and warranty so made) with respect to (but solely with respect to) each NMCC Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

          (i) Immediately prior to the transfer thereof by the Representing Party to the Mortgage Loan Seller (in the case of the Additional Warranting Party) or the Trustee (in the case of the Mortgage Loan Seller), the Representing Party had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a sub-servicer to primary service such Mortgage Loan).

          (ii) The Representing Party had full right and authority to sell, assign and transfer such Mortgage Loan to the Mortgage Loan Seller (in the case of the Additional Warranting Party) or the Trustee (in the case of the Mortgage Loan Seller).

          (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

          (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

          (v) Each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

          (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan).

          (vii) The Representing Party has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

          (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

          (ix) The Representing Party has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

          (xi) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

          (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (xiii) The related Mortgaged Property is: (A) if a commercial property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property, including (except if such Mortgaged Property is operated as a mobile home park), at least twelve months rental insurance in an amount equal to the gross rentals for such period and broad form boiler and machinery insurance; such insurance policy provides that it shall not be cancelled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the Master Servicer thirty days prior written notice and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the Mortgagor to maintain all such insurance and, at the Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor; and (B) if a multifamily property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan including rent loss and such other hazards, casualties, liabilities and contingencies the Master Servicer shall require and in such amounts and for such periods as the Master Servicer shall require; at least thirty days prior to the expiration date of such policy, the related Mortgage requires the Mortgagor to deliver to the Master Servicer a renewal policy in form satisfactory to the Master Servicer; all premiums required to be paid on such policy have been paid; the Mortgage obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor.

          (xiv) In connection with or subsequent to the origination of such Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property, and the Representing Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

          (xv) Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

          (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

          (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, insurance premiums, assessments, including assessments payable in future installments, or other similar outstanding charges affecting the related Mortgaged Property.

          (xviii) The interest of the related Mortgagor in each related Mortgaged Property consists of a fee simple and/or leasehold estate in real property.

          (xix) Such Mortgage Loan is a whole loan and not a participation interest.

          (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

          (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances thereof, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer).

          (xxii) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

          (xxiii) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent, and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses).

          (xxiv) To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

          (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Representing Party in any of paragraphs (iv), (xiv), (xvii), (xxi), (xxiii) and (xxix) of this Section 2.05(c).

          (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

          (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest.

          (xxviii) No holder of such Mortgage Loan has, to the Representing Party's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

          (xxix) To the Representing Party's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

          (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in clauses (c)(v) and (c)(xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          (xxxi) Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

          (xxxii) If such Mortgage Loan is secured by a mortgage lien on the applicable Mortgagor's leasehold interest in the related Mortgaged Property, then either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the lessee.

          (xxxiii) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party in connection with the origination of such Mortgage Loan.

          (xxxiv) If such Mortgage Loan is one of the Health Care Loans identified on the Mortgage Loan Schedule by loan numbers 400005, 962355, 951325 or 962354, then the related Mortgage Loan documents provide that an escrow in the amount of three Monthly Payments be maintained and that such escrow be replenished if ever drawn upon. Such funds have been delivered to the Master Servicer or a Sub-Servicer.

          (xxxv) Except in the case of the Health Care Loans during any period that they do not in any such case constitute a Specially Serviced Mortgage Loan or an REO Loan, the terms of such Mortgage Loan and/or the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject, provide that payments on and proceeds of such Mortgage Loan will be applied for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, to principal and interest at the related Mortgage Rate due and owing at the time such payments or proceeds are received, prior to being applied to any Penalty Charges, assumption fees and modification fees then due and owing.

          (xxxvi) If such Mortgage Loan is, as of the Closing Date, subject to a Sub-Servicing Agreement, such Sub-Servicing Agreement provides that the related Sub-Servicer is not to receive any sub-servicing compensation with respect to such Mortgage Loan during any period that such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Loan (except for any "Termination Strip" payable to a Sub-Servicer in connection with a termination thereof without cause as contemplated by Section 3.22(d) hereof).

          (xxxvii) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers.

          The Mortgage Loan Seller hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to such representation and warranty so made) with respect to each NMCC Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that: assuming the truth and accuracy of the representations and warranties made by the Additional Warranting Party with respect to each NMCC Mortgage Loan pursuant to paragraphs (i) and (ii) of this Section 2.05(c), immediately prior to the transfer of such NMCC Mortgage Loan by the Mortgage Loan Seller to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such NMCC Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such NMCC Mortgage Loan (other than, in certain cases, the right of a sub-servicer to primary service such NMCC Mortgage Loan), and the Mortgage Loan Seller had full right and authority to sell, assign and transfer such NMCC Mortgage Loan to the Trustee.

          (d) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) or (b) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (c) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto. It is further understood and agreed that the Mortgage Loan Seller makes no representations or warranties with regard to the NMCC Mortgage Loans (except as set forth in the last sentence of Section 2.05(c) above) and that the Mortgage Loan Seller has no obligation to cure any breach of any representation or warranty made by the Additional Warranting Party with respect to an NMCC Mortgage Loan nor to repurchase any NMCC Mortgage Loan (except in connection with any breach of the representation and warranty made by the Mortgage Loan Seller in the last sentence of Section 2.05(c) above). It is also further understood and agreed that the Additional Warranting Party makes no representations or warranties with regard to the CREI Mortgage Loans and that the Additional Warranting Party has no obligation to cure any breach of any representation or warranty made by the Mortgage Loan Seller with respect to a CREI Mortgage Loan nor to repurchase any CREI Mortgage Loan.

          SECTION 2.06. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vii) Each officer, director or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Master Servicer nor any of its officers, directors or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

          (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.07. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

          (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.08. Representations and Warranties of the Trustee and the REMIC Administrator.

          (a) LaSalle National Bank, both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

          (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

          (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Trustee or REMIC Administrator shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Trustee and REMIC Administrator" shall be deemed to mean the Trustee or the REMIC Administrator, as appropriate.

          SECTION 2.09. Representations and Warranties of the Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation.

          (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

          (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

          (b) Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.10. Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

          Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Sponsor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

          SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

          The Sponsor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Sponsor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I

Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

          SECTION 2.12. Issuance of the REMIC II Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Sponsor, the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the respective Classes of Holders of the REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests of the respective Classes of Holders of the REMIC II Certificates in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

          (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

          (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

          SECTION 3.02. Collection of Mortgage Loan Payments.

          Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Penalty Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

          Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

          (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer and Special Servicer shall each pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer or Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

          (b) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

          (c) In accordance with the Servicing Standard, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          (d) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts.

          SECTION 3.04. Certificate Account and Distribution Account.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums;

          (iii) to the extent allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan, all payments on account of Penalty Charges on such Mortgage;

          (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy; and

          (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c).

          The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Penalty Charges and other transaction fees received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business

Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

          (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

          (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Balloon Payment Interest Shortfalls or pursuant to Section 3.19(f) in connection with Prepayment Interest Shortfalls; and

          (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
     Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein.

          (c) Funds in the Certificate Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the other parties hereto of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for and, to the extent permitted or required by Section 4.03(a), any P&I Advances to be made on each Master Servicer Remittance Date;

          (ii) to reimburse the Fiscal Agent, the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being limited to amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees, Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

          (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

          (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the third and fourth paragraphs of Section 3.11(c);

          (vi) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any

     Servicing Advance being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

          (viii) to pay the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being limited to Penalty Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made (but only to the extent allocable to the period when such Mortgage Loan was a Specially Serviced Mortgage Loan or an REO Loan);

          (ix) at or following such time as the Master Servicer reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or
     (vii) above or Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable thereon;

          (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

          (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses, Balloon Payment Interest Excesses and, to the extent not allocable to Specially Serviced Mortgage Loans or REO Loans, Penalty Charges collected on the Mortgage Loans, and to pay the Special Servicer, as additional servicing compensation, any Net Penalty Charges collected on and allocable to the Specially Serviced Mortgage Loans and REO Loans;

          (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Sponsor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to
     Section 6.03;

          (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

          (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Seller, the Additional Warranting Party or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xv) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

          (xvi) to pay any costs and expenses contemplated in the last sentence of Section 7.02 and the last sentence of Section 8.08(a); and

          (xvii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

          If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xvi) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi) and (vii), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) through (xiv) above.

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

          (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes:

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

          (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
     Section 8.05(a);

          (iii) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

          (iv) as contemplated by Section 11.01(g), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
     Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

          (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of either such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(d) and/or Section 10.01(g); and

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          SECTION 3.06. Investment of Funds in the Certificate Account and the REO Account.

          (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, and the Special Servicer may direct any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except to the extent that it is the obligor on any such Permitted Investment.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

          (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, cause to be maintained for each such Mortgage Loan all insurance coverage as is required under the related Mortgage (subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Special Servicer or the Master Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall also cause to be maintained for each REO Property, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under
Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          (b) (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties and/or REO Properties it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties, and the premium costs thereof shall be, if and to the extent they are specifically attributable to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

          (ii) If the Master Servicer or the Special Servicer cause any Mortgaged Property or REO Property that it is required to service and administer to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. If the Master Servicer or the Special Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage or any REO Property to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate

Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified FNMA or FHLMC seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA or FHLMC seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          It is understood and agreed that the Rating Agencies have affirmed in writing that the use of certain specified insurance carriers by the Master Servicer, the Special Servicer and/or Sub-Servicers will not, in and of itself, cause a downgrade, qualification or change in the rating assigned to any Class of Certificates, notwithstanding that such insurance carriers do not possess the Required Claims-Paying Ratings as of the Closing Date. It is further understood and agreed that if the claims-paying ratings of any such insurance carrier are downgraded below the level assigned as of the Closing Date, such insurance carrier promptly shall be replaced by a Qualified Insurer that possesses the Required Claims-Paying Ratings.

          (d) All insurance coverage required to be maintained under this
Section 3.07 shall be obtained from Qualified Insurers.

          SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

          (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

          (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii). In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a "significant modification" of the Mortgage Loan, or result in the receipt by REMIC I or REMIC II of net income from a "prohibited transaction", under the REMIC Provisions). The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

          (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

          (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to Section

3.20(a)(iii); provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates.

          (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

          (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust Fund. The Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall constitute a Servicing Advance).

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

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                                      -91-


          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust Fund will not cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust Fund under the REMIC Provisions.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

          The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

          (e) The Special Servicer shall provide written reports to the Trustee and the Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of (i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Master Servicer shall forward copies of all such reports to the Certificateholders and the Rating Agencies promptly following the receipt thereof.

          (f) The Special Servicer shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business, the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Special Servicer shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

          (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

          (c) The Trustee, if requested, shall promptly execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.11. Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage
Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly, pay the Special Servicer its Standby Fee and any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), out of the Master Servicer's Master Servicing Fee.

          (b) Additional servicing compensation in the form of Penalty Charges, assumption fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage

Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer (or by the related Sub-Servicer if so provided by the applicable Sub-Servicing Agreement) and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans; (ii) interest or other income earned on deposits in the Certificate Account, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. Standby Fees shall be payable monthly by the Master Servicer out of its Master Servicing Fees with respect to each Mortgage Loan and each REO Loan.

          As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Mortgage Loan Seller's or the Additional Warranting Party's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 120-day period described in Section 2.03(a), no Workout Fee will be payable from or based upon the receipt of, any

Purchase Price paid by the Mortgage Loan Seller or the Additional Warranting Party in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to
Section 3.18, by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or Section 9.01 or by the Mortgage Loan Seller or the Additional Warranting Party pursuant to Section 2.03 within 120 days of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds; provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

          The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional servicing compensation in the form of assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to
Section 3.04(a). Additional servicing compensation in the form of late payment charges, assumption fees and modification fees that the Master Servicer (or the related Sub-Servicer if so provided by the applicable Sub-Servicing Agreement) is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period);
(ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained thereby; and (iii) Net Penalty Charges collected on and allocable to Specially Serviced Mortgage Loans and REO Loans. The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

          (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within one Business Day after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Section 3.11(e), then (subject to Section 3.11(g) below) the Fiscal Agent shall make such Advance within one Business Day of such failure on the part of the Trustee and, thereby, the Trustee shall be deemed not to be in default under this Agreement. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a)(iv).

          (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Penalty Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, once such Servicing Advance is reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

          (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Fiscal Agent (or, if applicable, retained thereby), the Sponsor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

          SECTION 3.12. Inspections; Collection of Financial Statements.

          (a) The Master Servicer shall inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year, commencing in 1997, by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to
Section 3.21(a). The Master Servicer and the Special Servicer shall each prepare or cause to be prepared a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer shall each deliver to the Trustee and each other a copy of each such written report prepared or caused to be prepared by it within 45 days of such report's preparation. The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), all such copies so delivered to it. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(v) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this Section 3.12(a).

          (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor annual and quarterly operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) prepare written reports based on such reviews identifying the revenues, expenses, Net Operating Income and Debt Service Coverage Ratios for the related Mortgage Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties; and (iii) deliver copies of the collected items, and of the written reports prepared in respect thereof, to the Trustee, the Rating Agencies and each other, in each case within 45 days of its receipt or preparation, as applicable. The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), all such copies so delivered to it. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Sponsor, on or before March 15 of each year, beginning March 15, 1997, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before April 15 of each year, beginning April 15, 1997 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Sponsor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. If the Sponsor notifies the Trustee and the Master Servicer on or before March 1 of any year that such statement is required to be filed with the Commission as part of the Form 10-K for the Trust Fund covering the prior calendar year, the Master Servicer shall deliver such statement by March 15 of such year.

          The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies.

          The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Sponsor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Sponsor in connection with the Commission's issuance of a no-action letter relating to the Sponsor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

          SECTION 3.15. Access to Certain Information.

          Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Sponsor, the Trustee and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          SECTION 3.16. Title to REO Property; REO Account.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property for cash within two years after ownership of such REO Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the day on which the two-year grace period would otherwise expire.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain, in each case at a depository institution designated by the Master Servicer, one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net

Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially impairing its marketability and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to such REO Property. Both the Special Servicer and the REMIC Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the

Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by either of REMIC I or REMIC II of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust Fund may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow REMIC I to receive any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Special Servicer would not make such Servicing Advances if the Special Servicer owned such REO Property or the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Servicing Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) any such contract shall be consistent with the provisions of Treasury Regulation ss.1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property;

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property; and

          (vi) the appointment of such Independent Contractor will not result in a qualification, downgrading or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency (as evidenced in writing or otherwise by such Rating Agency).

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          SECTION 3.18. Sale of Mortgage Loans and REO Properties.

          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

          (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within 10 days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its option purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

          (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan within 15 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

          (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with
Section 3.09 and, otherwise, in accordance with the Servicing Standard.

          The Special Servicer shall use its best efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

          The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee nor the Fiscal Agent, each in its respective individual capacity, nor any of their respective Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

          (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Trustee if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offer of the Interested Person or any Affiliate) have been received from Independent third parties. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

          (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

          SECTION 3.19. Additional Obligations of the Master Servicer and the Special Servicer.

          (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files. Copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

          (b) Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been obtained within the prior twelve months. The cost of such Appraisal shall be a Servicing Advance.

          With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be a Servicing Advance). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan.

          (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

          (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

          Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(iv); provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance (other than an Emergency Advance) that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance) other than an Emergency Advance. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer, the Trustee and the Fiscal Agent in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

          (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period.

          (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of its Master Servicing Fees that is, in the case of each Mortgage Loan and REO Loan, calculated at 0.125% per annum, together with the total amount of other master servicing compensation, in any event received by the Master Servicer during such Collection Period.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) other than as expressly provided in Sections 3.02 (with respect to Penalty Charges) and 3.08 (with respect to due-on-sale and due-on-encumbrance clauses), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
     Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), than would liquidation;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan for more than one year beyond the later of (A) such Mortgage Loan's Stated Maturity Date and (B) the date to which the Special Servicer has previously extended the maturity date in accordance with this Section 3.20; and, in addition, the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's Stated Maturity Date if (X) any person or entity has been selected and is serving as Extension Adviser and (Y) such Extension Adviser has objected to such extension pursuant to Section 3.26;

          (iii) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would (A) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (v) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d) and except in the case of a release where
     (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date or that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

          (b) The Special Servicer shall have no liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

          (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

          (d) The Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable and customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

          (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Extension Adviser and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) of Section 3.20(a).

          SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event.

          Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such

Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

          Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts (including billing and collection) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) The Master Servicer and, with the consent of the Sponsor, the Special Servicer, may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of
Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan) and, except as set forth in Section 3.22(d), the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan; and (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or
Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the Special Servicer, the Trustee and the Sponsor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and
(ii) shall be an approved conventional seller/servicer of multifamily mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans.

          (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II hereto, GMAC-CM hereby agrees that it shall not, as Master Servicer or as Special Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of GMAC-CM or any successor Master Servicer hereunder for any reason, the Trustee or other successor Master Servicer shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination
(i) to
assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as such Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with such Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if, at the election of the Trustee or other successor Master Servicer, either of the following shall occur: (i) such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to two times the product of (A) the Primary Servicing Fee Rate in effect under such Sub-Servicing Agreement at the time of such Sub-Servicer's termination and (B) the then-current outstanding principal balance of the Mortgage Loans serviced by such Sub-Servicer or (ii) the Trustee or other successor Master Servicer (if such successor Master Servicer is a Person other than the Trustee) shall agree to pay such Sub-Servicer an interest-only strip out of its related Master Servicing Fees equal to the "Termination Strip" (equal to the applicable Primary Servicing Fee Rate minus 0.04%) for each Mortgage Loan serviced by such Sub-Servicer at the time of such Sub-Servicer's termination. Any subsequent successor Master Servicer (or the Trustee, if it shall subsequently act in such capacity) shall be obligated to pay any such Termination Strip agreed to by the Trustee or a predecessor Master Servicer. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust Fund or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer.

          (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

          SECTION 3.23. Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

          The Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the respective Classes of the Certificates would be qualified, downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

          SECTION 3.24. Extension Adviser; Elections.

          (a) The Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) shall be entitled to elect an extension adviser having the rights and powers specified in Section 3.26(a) (the "Extension Adviser") and/or to replace an existing Extension Adviser, all as provided in this Section 3.24. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) or (ii) the resignation or removal of the Person acting as Extension Adviser, an election of an Extension Adviser shall be held commencing as soon as practicable thereafter. The Extension Adviser shall be elected for the purpose of objecting to the Special Servicer's extending the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date.

          (b) After any such receipt, resignation or removal contemplated by
Section 3.24(a), the Trustee shall call a meeting of the Holders of all Registered Certificates (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class). Notice of the meeting of such Holders shall be mailed or delivered to each such Holder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of the Certificates representing a majority of the Voting Rights allocated to the applicable Class or Classes, present themselves or represented by proxy, shall constitute a quorum for the nomination of an Extension Adviser, as the case may be. At the meeting, each such Holder shall be entitled to nominate one Person to act as Extension Adviser. The Trustee shall cause the election of the Extension Adviser to be held as soon thereafter as convenient and in such manner as the Trustee shall reasonably determine.

          (c) Each Holder of Registered Certificates (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class) shall be entitled to vote in each election of the Extension Adviser. Immediately upon receipt by the Trustee of written votes (which have not been rescinded) from the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class) which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. Prior to the initial election of an Extension Adviser, the Master Servicer shall act as the Extension Adviser. Notwithstanding anything to the contrary herein, during any period that there is no Extension Adviser, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval from an Extension Adviser prior to acting, and provisions of this Agreement relating thereto or requiring such shall be of no effect.

          (d) The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class).

          (e) The Trustee shall act as judge of each election of an Extension Adviser and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.24, the Trustee may make such reasonable regulations as it may deem advisable for any such election.

          SECTION 3.25. Limitation on Liability of Extension Adviser.

          The Extension Adviser may act solely as a representative of the interests of the Certificateholders entitled to vote in the election thereof. The Extension Adviser shall not have any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

          SECTION 3.26. Duties of Extension Adviser.

          If there is an Extension Adviser, the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date, unless: (i) the Special Servicer has notified the Extension Adviser of its intention to take such action and has supplied the Extension Adviser with such information as the Extension Adviser may reasonably request to allow the Extension Adviser to make an informed decision; and (ii) the Extension Adviser has not objected to such extension in writing within ten days of receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if such written objection to such extension has not been received by the Special Servicer within such ten-day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser shall be entitled to confirm to its reasonable satisfaction that all conditions precedent to the granting of any such extension set forth in this Agreement have been satisfied.

          SECTION 3.27. Special Servicer to Cooperate with the Extension
Adviser.

          (a) The Special Servicer shall, with respect to any proposed extension of the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date, prepare and deliver to the Extension Adviser a summary of such proposed action and an analysis of whether such action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Mortgage Loan. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is reasonably foreseeable.

          (b) All correspondence and communications with or from the Extension Adviser may be conducted with or from the officers or employees of the Extension Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Extension Adviser, as such list may from time to time be amended.

          (c) Any and all reports provided by the Special Servicer to the Extension Adviser shall also be delivered to the Trustee.

          SECTION 3.28 Confidentiality.

          The Master Servicer and the Special Servicer shall each keep confidential and shall not disclose to any Person other than each other, the Sponsor, the Trustee and the Rating Agencies, without the related Sub-Servicer's prior written consent, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities, (ii) to the extent required by this Agreement or any Sub-Servicing Agreement, (iii) to the extent such information is otherwise publicly available, (iv) to the extent such disclosure is required by law or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees, and shall not include any other divisions or departments, or any Affiliates, of the Master Servicer or Special Servicer (including without limitation any investor in any of the Certificates and any such division, department or Affiliate engaged in the origination of, or investment in, commercial or multifamily mortgage loans), all of which shall be regarded as Persons not entitled to Confidential Information.

          SECTION 3.29 No Solicitation of Prepayments.

          Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by a Person engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of any information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

          SECTION 4.01. Distributions on the Certificates.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account, in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

          (i) to distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates and the Holders of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes of Certificates described in this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to distributions of principal, first to the Holders of the Class A-1 Certificates, second to the Holders of the Class A-2 Certificates, and third to the Holders of the Class A-3 Certificates, in each case, in an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (iii) to distributions to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates, pro rata in accordance with the respective amounts of previously allocated Realized Losses and Additional Trust Fund Expenses reimbursable in respect of such Classes of Certificates described in this clause (iii), in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to each such Class of Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) if the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution
     Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution
     Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xx) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund

     Expenses, if any, that were previously allocated to the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

          (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiii) if the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

          (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

          (xxv) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxiv) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v),
(viii), (xi), (xiv), (xvii), (xx) and (xxiii) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause
(ii) above, in connection with payments of principal to be made to the Holders of any Class of Class A Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx) and (xxiii) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such

Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

          Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan or REO Loan during any particular Collection Period will be distributed on the related Distribution Date as follows: (1) if the aggregate Certificate Principal Balance of the Class A, Class B and Class C Certificates has not been reduced to zero prior to such Distribution Date, (a) 80% of each such Prepayment Premium will be distributed to the Holders of the Class X Certificates and (b) 20% of each such Prepayment Premium will be distributed to the holders of the Class or Classes of the Class A, Class B and Class C Certificates entitled to receive distributions of principal on such Distribution Date (pro rata based on the respective related Class Prepayment Percentages if there is more than one such Class entitled to distributions of principal); and (2) if the aggregate Certificate Principal Balance of the Class A, Class B and Class C Certificates has been reduced to zero prior to such Distribution Date, 100% of each such Prepayment Premium will be distributed to the holders of the Class X Certificates.

          All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC II Certificates shall be deemed made from the payments deemed made to REMIC II in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Sections 4.05(a) and 4.05(b). All distributions of interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class X Certificates on any Distribution Date pursuant to this Section 4.01(a), shall be deemed to have been made in respect of Component X-A1, Component X-A2, Component X-A3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G and Component X-H, pro rata in accordance with the respective amounts of Distributable Certificate Interest in respect of such Components for such Distribution Date.

          (b) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

          (c) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Fiscal Agent, the Certificate Registrar, the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (d) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

          (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non- tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

          (f) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

          SECTION 4.02. Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

          (a) On each Distribution Date, the Trustee shall forward by mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the REMIC II Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement") as to the distributions made on such Distribution Date setting forth:

          (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates in reduction of the Class Principal Balance thereof;

          (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Distributable

     Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Prepayment Premiums;

          (iii) the Available Distribution Amount for such Distribution Date;

          (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

          (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

          (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Distribution Date;

          (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) as to which foreclosure proceedings have been commenced;

          (viii) the book value (within the meaning of 12 C.F.R. ss.571.13 or comparable provision) of any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date;

          (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates for such Distribution Date;

          (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

          (xi) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xii) the Pass-Through Rate for each Class of REMIC II Regular Certificates for such Distribution Date;

          (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

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                                      -132-


          (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period;

          (xv) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

          (xvi) the Class Principal Balance of each Class of REMIC II Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

          (xvii) the Certificate Factor for each Class of REMIC II Regular Certificates immediately following such Distribution Date;

          (xviii) the aggregate amount of servicing compensation paid to the Master Servicer, the Special Servicer, and their respective Sub-Servicers, collectively and separately, during the related Collection Period (and separately identifying the portion of such compensation paid to each such Person that constitutes Penalty Charges, assumption fees and modification fees);

          (xix) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period; and

          (xx) such additional information, if any, as is contemplated on page B-8 of the Prospectus Supplement.

          In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          In addition, the Trustee shall so deliver or cause to be delivered to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each
(i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report, (v) Historical Loss Report and (vi) Operating Statement Analysis (such six reports, collectively with the Distribution Date Statement, the "Certificateholder Reports") that has been received or prepared by the Trustee since the prior Distribution Date. The form of any Certificateholder Report may change over time.

          On each Distribution Date, the Trustee shall also deliver or cause to be delivered to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expense, actual revenues and actual Net Operating Income for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof).

          On each Distribution Date, the Trustee shall forward or make available electronically to the Sponsor, to the Master Servicer, to the Special Servicer, to the Holders of the Residual Certificates and, in the case of reports regarding a Class of Book-Entry Certificates, to The Trepp Group (at 477 Madison Avenue, 15th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate) or any other party that the Depository may designate, a copy of the reports forwarded to the Holders of the REMIC II Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to each Class of Residual Certificates on such Distribution Date.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

          Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

          Upon the authorization of the Sponsor, the Trustee shall deliver all the reports delivered or made available pursuant to this Section 4.02(a) to the Certificateholders and Certificate Owners to Bloomberg Financial Markets, L.P. ("Bloomberg") using a format and media mutually acceptable to the Trustee and Bloomberg or shall otherwise make such reports available via its own electronic bulletin board.

          (b) At or before 11:00 a.m. (New York City time) on the third Business Day prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Special Servicer, in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, the following reports:
(1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Report, (5) the Special Servicer Loan Status Report most recently received by the Master Servicer and (6) a single report setting forth the information specified in clauses (i) through
(xv) below (the items specified in clause (xiii) below to be reported once per calendar quarter, and the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after such Determination Date, in the form required by Section 4.02(c) below):

          (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

          (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums;

          (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to
     Section 4.03 of this Agreement that were made in respect of the immediately preceding Distribution Date;

          (iv) the amount of the Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, specifying the items and amounts of such other servicing compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers retained by each;

          (v) the number and aggregate unpaid principal balance as of the close of business on the last day of the most recently ended calendar month of Mortgage Loans in the

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                                      -135-


     Mortgage Pool (A) remaining outstanding, (B) delinquent 30-59 days, (C) delinquent 60- 89 days, (D) delinquent 90 days or more but not in foreclosure and (E) in foreclosure; and the number and aggregate unpaid principal balance as of the close of business on such Determination Date of Mortgage Loans in the Mortgage Pool (X) as to which the related Mortgaged Property has become REO Property during the Collection Period ending on such Determination Date, (Y) as to which the related Mortgaged Property was REO Property as of the end of such Collection Period and (Z) the terms of which have been modified during such Collection Period pursuant to this Agreement;

          (vi) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan;

          (vii) with respect to any REO Property that was included in the Trust Fund as of the close of business on such Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date;

          (viii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

          (ix) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Master Servicer during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date, and any resulting Realized Loss;

          (x) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

          (xi) the aggregate amount of Realized Losses on the Mortgage Pool for the Collection Period ending on such Determination Date (and the portions allocable to principal and interest);

          (xii) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Certificate Account during the Collection Period ending on such Determination Date;

          (xiii) to the extent provided by the related Mortgagors, information with respect to occupancy rates for all Mortgaged Properties, sales per square foot with respect to all retail Mortgaged Properties, and capital expenditures and capital reserve balances with respect to all Mortgaged Properties, in each case in the format of the Mortgage Loan Schedule;

          (xiv) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Sponsor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

          (xv) such additional information as is contemplated on page B-8 of the Prospectus Supplement.

          On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex A to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

          Not later than the first day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-Off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

          The Master Servicer shall use its reasonable efforts to obtain from the related Mortgagor and, within 30 days of receipt, deliver to the Trustee, the Sponsor and the Rating Agencies, copies of all of the quarterly and annual operating statements and rent rolls for each Mortgaged Property, regardless of whether the related Mortgage Loan documents require the Mortgagor to provide such information. The Special Servicer shall, pursuant to 4.02(c) below,

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                                      -137-


deliver to the Master Servicer (and, within 30 days of receipt, the Master Servicer shall deliver to the Trustee, the Sponsor and the Rating Agencies) any such operating statements and rent rolls collected by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Property.

          Within 130 days following the end of each calendar quarter, commencing with the calendar quarter ended December 31, 1996, the Master Servicer shall deliver to the Trustee, with respect to each Mortgaged Property and REO Property, a report (an "Operating Statement Analysis") containing revenue, expense and net operating income information normalized using the methodology described in Annex A of the Prospectus Supplement as of the end of such calendar quarter. The requirement that the Master Servicer deliver each Operating Statement Analysis is subject to the Master Servicer having received directly or through the Special Servicer the related operating statements and rent rolls from the related Mortgagor.

          The Master Servicer, on each Determination Date, shall forward (for delivery on such Determination Date) to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

          The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either of the two largest tenants of any retail Mortgaged Property and any casualty at or condemnation proceeding with respect to any Mortgaged Property, subject to its becoming aware of such change or event.

          (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer (A) the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

          The Special Servicer shall use its reasonable efforts to obtain (from the related Mortgagor in the case of Specially Serviced Mortgage Loans) and, within ten days of receipt, review and deliver to the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property, copies of all quarterly and annual operating statements and quarterly and annual rent rolls for the related Mortgaged Property or such REO Property, as the case may be.

          The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

          SECTION 4.03. P&I Advances.

          (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 682-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 682- 1790 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and
(ii) such failure shall constitute an Event of Default on the part of the Master Servicer. If the Trustee is required in accordance with this Section 4.03(a) to make any

P&I Advance or portion thereof, but fails to do so by 11:30 a.m., New York City time, on the related Distribution Date, then, unless the Fiscal Agent determines that such Advance would be a Nonrecoverable P&I Advance if made, the Fiscal Agent shall make such P&I Advance or other advance not later than 11:30 a.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement. The Trustee and the Fiscal Agent shall each be entitled to reimbursement of the amount of any P&I Advance made thereby from the funds in the Certificate Account.

          (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of related Master Servicing Fees and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Fiscal Agent (or, if applicable, retained thereby), the Sponsor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. Each of the Trustee or Fiscal Agent, as applicable, shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

          (d) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer or any of its Sub-Servicers), and such interest will be paid: first, out of any Penalty Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, once such P&I Advance is reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses to the Sequential Pay Certificates.

          On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(a), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Deemed Distributions on, and Allocations of Realized Losses and Additional Trust Fund Expenses to, the REMIC I Regular Interests.

          (a) All distributions of Distributable Certificate Interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of each Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest with the same alphabetical and/or numerical designation as such Class of Certificates; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to
Section 4.01(a), and allocable to Component X-A1, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest A-1; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-A2, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest A-2; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-A3, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest A-3; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-B, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest B; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-C, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest C; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-D, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest D; all distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-E, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest E; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to
Section 4.01(a), and allocable to Component X-F, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest F; all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-G, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest G; and all distributions of Distributable Certificate Interest made in respect of the Class X Certificates on

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                                      -142-


each Distribution Date pursuant to Section 4.01(a), and allocable to Component X-H, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest H. In each such case, if such distribution on any such Class of Certificates was a distribution of interest, of principal or in reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal or in reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest.

          (b) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the various REMIC I Regular Interests, pro rata based upon the respective amounts of Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date.

          (c) The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC II Certificates pursuant to Section 4.01(a), shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section
4.05. Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.05, actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01.

          (d) Each Realized Loss and Additional Trust Fund Expense, if any, to be allocated to each Class of Sequential Pay Certificates on any Distribution Date shall be deemed to have first been allocated to the REMIC I Regular Interest with the same alphabetical and/or numerical designation as such Class of Certificates, with a corresponding reduction in the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (e) Any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for any Distribution Date that is allocated in accordance with the definition of "Distributable Certificate Interest" to: (i) the Class A-1 Certificates and/or Component X-A1 shall be deemed to have first been allocated to REMIC I Regular Interest A-1; (ii) the Class A-2 Certificates and/or Component X-A2 shall be deemed to have first been allocated to REMIC I Regular Interest A-2; (iii) the Class A-3 Certificates and/or Component X-A3 shall be deemed to have first been allocated to REMIC I Regular Interest A-3; (iv) the Class B Certificates and/or Component X-B shall be deemed to have first been allocated to REMIC I Regular Interest B; (v) the Class C Certificates and/or Component X-C shall be deemed to have first been allocated to REMIC I Regular Interest C; (vi) the Class D Certificates and/or Component X-D shall be deemed to have first been allocated to REMIC I Regular Interest D; (vii) the Class E Certificates and/or Component X-E shall be deemed to have first been allocated to REMIC I Regular Interest E; (viii) the Class F Certificates and/or Component X-F shall be deemed to have first been allocated to REMIC I Regular Interest F; (ix) the Class G Certificates and/or Component X-G shall be deemed to have first been allocated to REMIC I Regular Interest G; and (x) the Class H Certificates and/or Component X-H shall be deemed to have first been allocated to REMIC I Regular Interest H. Any such allocation of a portion of the Net Aggregate Prepayment Interest Shortfall, if any, for any Distribution Date to any REMIC I Regular Interest will result in a corresponding reduction in the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date.

                                   ARTICLE V

                                THE CERTIFICATES


          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 (or, with respect to the Class X Certificate, $1,000,000 and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Closing Date shall, in any event, be dated the Closing Date.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the office of the

Certificate Registrar maintained for such purposes. The Trustee may appoint, by a written instrument delivered to the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

          Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event a transfer of any Non-Registered Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor and other than a NonRegistered Certificate which constitutes a Book-Entry Certificate) is to be made without registration under the Securities Act, the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-2 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit B-3 or Exhibit B-4 hereto; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. If a transfer of any interest in any Non-Registered Certificate that constitutes a Book-Entry Certificate (such as a Class X Certificate) is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer of any interest therein by the Sponsor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit B-5 hereto or as Exhibit B-6 hereto; or (ii) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such). None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) No transfer of any Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of or as trustee of a Plan, or with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Senior Certificate or interest therein being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption ("PTE") 90-88 or PTE 93-31, such Plan, if acquiring a Class A Certificate, shall be deemed to have certified that it meets the conditions set forth PTE 90-88 or PTE 93-31, including those set forth in (x)(1) and (x)(2) below, and such Plan, if acquiring a Class X Certificate, shall certify in writing to the Certificate Owner that is transferring such Class X Certificate or, if Definitive Certificates have been issued in respect of the Class X Certificates, to the Certificate Registrar, that such Plan meets the conditions set forth PTE 90-88 or PTE 93-31, including that the Plan (1) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, any Exemption-Favored Party, the Master Servicer, the Special Servicer, the REMIC Administrator, any Sub-Servicer or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of any such Person, and (3) agrees that it will obtain from each of its Transferees (A) a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (x)(1) and (x)(2), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (x)(1) and (x)(2) and a written agreement substantially the same as that described in this clause (x)(3); or (y) in the case of a Class A, Class X, Class B, Class C, Class D or Class E Certificate that constitutes a Book-Entry Certificate, each Person who is directly or indirectly purchasing such Certificate or interest therein shall be deemed to have certified that the purchase, holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60; or (z) in the case of a Subordinated Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel, obtained at the expense of such potential transferee, which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code and will not subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in this Agreement, or
(2) a certification that the purchase, holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60. Each Person who acquires any Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that:
(i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, in the case of a Book-Entry Certificate or interest therein, that the purchase, holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under PTE 90-88, PTE 93-31 or Sections I and III of PTCE 95-60.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Sponsor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, that it is a United States Person and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not both a Permitted Transferee and a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                    (D) Except in connection with the initial issuance of the
               Residual Certificates or any transfer thereof among the Sponsor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee and a United States Person.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation
               Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a
               Residual Certificate in violation of the restrictions in this
               Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, but not the obligation, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion. In establishing such terms and conditions, however, the Trustee may consult with a representative of the REMIC Administrator, and the REMIC Administrator shall make available such representative upon reasonable advance notice.

               (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee or a United States Person, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee.

          The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                    (A) written notification from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee and a United States Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee and a United States Person. Such Opinion of Counsel shall not be at the expense of the Trust Fund, the Trustee or the REMIC Administrator.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Sponsor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

          (j) The Certificate Registrar shall be required to provide the Sponsor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 1998, and shall be required to provide the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

          SECTION 5.03 Book-Entry Certificates.

          (a) The Registered Certificates and the Class X Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

          (b) The Sponsor, the Mortgage Loan Seller, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book- Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

          (c) If (i)(A) the Sponsor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Sponsor is unable to locate a qualified successor, or (ii) the Sponsor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may

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                                      -153-


require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.06 Certification by Certificate Owners.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Sections 5.02(b) and 5.02(c).

          (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE SPONSOR, THE MORTGAGE LOAN SELLER,
              THE ADDITIONAL WARRANTING PARTY, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

          SECTION 6.01. Liability of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator.

          The Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

          SECTION 6.02. Merger, Consolidation or Conversion of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator.

          Subject to the following paragraph, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          The Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer, the Mortgage Loan Seller or the Additional Warranting Party unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing).

          SECTION 6.03. Limitation on Liability of the Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

          None of the Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); (ii) which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder); (iii) which would otherwise constitute a Servicing Advance but for its failure to be customary, reasonable and necessary; (iv) which is specifically excluded from the definition of "Servicing Advance" by the terms of the proviso thereto; or (v) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

          SECTION 6.04. Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

          None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each Rating Agency that such resignation and appointment will not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel and addressed and delivered to the Trustee and the Rating Agencies. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder.

          Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

          SECTION 6.05. Rights of the Sponsor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

          The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Sponsor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Sponsor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Sponsor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Sponsor or its designee. The Sponsor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount required to be so deposited or remitted under this Agreement on such date; or

          (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

          (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date; or

          (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period of one Business Day following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.11(e); or

          (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (vi) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (vii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (ix) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (xi) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

          Each Event of Default listed above as items (iv) - (xi) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more

Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity will constitute an Event of Default in each capacity.

          (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

          (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights or either Rating Agency so request in writing to the Trustee or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification or withdrawal of any rating then assigned by either Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Sponsor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust Fund; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust Fund for any such expense so incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default

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                                      -163-


and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(vii) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders entitled to at least 51% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Sponsor or any Affiliate of the Sponsor (provided that neither the Sponsor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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                                      -164-


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          SECTION 8.02. Certain Matters Affecting the Trustee and the Fiscal Agent.

          Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

          (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

          (viii) Neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Sponsor or the Mortgage Loan Seller.

          SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to, the Trustee and/or the Fiscal Agent in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate, shall be taken as the statements of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee and the Fiscal Agent assume no responsibility for their correctness. Neither the Trustee nor the Fiscal Agent make any representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Sponsor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Sponsor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee or the Fiscal Agent, as the case may be, in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          Each of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Fiscal Agent, as the case may be.

          SECTION 8.05. Fees of Trustee; Indemnification of Trustee and the Fiscal Agent.

          (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

          (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent hereunder; provided that none of the Trustee, the Fiscal Agent or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the Trustee's or the Fiscal Agent's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated either (A) if a fiscal agent is then currently in place, not less than (1) if ABN AMRO is the Fiscal Agent, (a) "Baa2" by Moody's and (b) "A-" by Fitch or another nationally recognized statistical rating organization (other than Moody's), or (2) if ABN AMRO and LaSalle National Bank are then no longer the Fiscal Agent and Trustee, respectively, (a) "Baa2" by Moody's and (b) "A-" by Fitch, or (B) if a fiscal agent is not then in place, "Aa2" by Moody's and "AA" by Fitch (or, in the case of each of clause (v)(A) and (v)(B) above, such other lower rating by any Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this
Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a qualification, downgrading or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

          SECTION 8.07. Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Sponsor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Sponsor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor.

          (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Sponsor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Sponsor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the qualification, downgrading or withdrawal of the rating assigned by either Rating Agency to any Class of Certificates.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party (at the direction of and on behalf of the Mortgage Loan Seller), the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust Fund.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Sponsor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          SECTION 8.09. Merger or Consolidation of Trustee or Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or to the business of the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee or the Fiscal Agent, as the case may be, shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 8.12. Access to Certain Information.

          (a) The Trustee shall provide or cause to be provided to the Sponsor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Sponsor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Sponsor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Sponsor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Sponsor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and the Sub-Servicing Agreements, and any amendments hereto or thereto, (B) all statements and reports required to be delivered to Holders of the relevant Class of Certificates pursuant to Section 4.02(a) since the Closing Date, (C) all reports delivered to the Trustee since the Closing Date pursuant to Section 4.02(b) and Section 4.02(c), (D) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (E) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (F) the most recent inspection report prepared by the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (G) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b) or 4.02(b), (H) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), and
(I) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund). Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section

8.12(b), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(b).

          SECTION 8.13. The Fiscal Agent.

          (a) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance which has not been deemed a Nonrecoverable Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

          (b) All fees and expenses of the Fiscal Agent (other than indemnification pursuant to Section 8.05(b) or reimbursement for unreimbursed Advances and Advance Interest in respect thereof owed to the Fiscal Agent) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer or the Special Servicer.

          (c) The obligations of the initial Fiscal Agent set forth in this
Section 8.13 shall exist for so long as the initial Trustee shall act as Trustee hereunder and the Trustee would not otherwise satisfy the eligibility requirements of Section 8.06. The obligations of the initial Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall cease to exist to the extent that LaSalle National Bank, or any successor in interest thereto, is no longer acting as Trustee hereunder. The responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06. Any successor Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless the successor Trustee shall have received written assurance from each Rating Agency that the succession of such proposed successor Fiscal Agent would not, in and of itself, result in a qualification, downgrading or withdrawal of the then current ratings on the Certificates.

          SECTION 8.14. Filings with the Securities and Exchange Commission.

          The Trustee shall, at the expense of the Sponsor, prepare for filing, execute and properly file with the Commission, any and all reports, statements and information, including, without limitation, Distribution Date Statements, Delinquent Loan Status Reports, REO Status Reports, Historical Loan Modification Reports, Special Servicer Loan Status Reports, Historical Loss Reports and Operating Statement Analyses, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the Trust Fund under the Exchange Act; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system. The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Sponsor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right, to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the initial aggregate Stated Principal

Balance of the Mortgage Pool set forth in the Preliminary Statement. In the event that the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

          Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(a).

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-I Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) In the event the Master Servicer or a Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC
II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury regulation Section 1.860F-1;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to adopt a plan of complete liquidation of each of REMIC

I and REMIC II in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, together with the respective Components of the Class X Certificates, are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in either REMIC I or REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall: act on behalf of the Trust Fund in relation to any tax matter or controversy, represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, seek private letter rulings from the IRS in accordance with Section 10.01(g), enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

          (e) The REMIC Administrator shall prepare and file, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

          (f) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not both a Permitted Transferee and a United States Person; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

          (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel or an IRS private letter ruling to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel or an IRS private letter ruling to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel or seek an IRS private letter ruling to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust Fund and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement. Without limiting the respective duties and obligations of the parties hereto, the parties hereto may act hereunder in reliance on any IRS private letter ruling so obtained by the REMIC Administrator.

          (h) In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (iii) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Article X; (iv) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

          (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

          (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller or the Additional Warranting Party regarding the Mortgage Loans or as otherwise provided for in
Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust Fund pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Sponsor, Master Servicer, Special Servicer, Trustee and Fiscal Agent to Cooperate with REMIC Administrator.

          (a) The Sponsor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (b) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

          SECTION 10.03. Fees of the REMIC Administrator.

          In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

          SECTION 10.04. Use of Agents.

          The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii) as provided in Section 5.02(d)(iv); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification or withdrawal of any rating assigned to any Class of Certificates by either Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

          (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of the Sponsor, Mortgage Capital Funding, Inc., 399 Park Avenue, 3rd Floor, New York, New York 10043,
Attention: Mortgage Finance, telecopy number: (212) 793-5602 (with copies to Stephen E. Dietz, Esq., Associate General Counsel, Citibank, N.A., 425 Park Avenue, New York, New York 10043, telecopy number: (212) 793-4401); (2) in the case of the Mortgage Loan Seller, Citicorp Real Estate, Inc., 399 Park Avenue, New York, New York 10043 Attention: Richard L. Jarocki, Jr. telecopy number:
(212) 793-5602; (3) in the case of the Additional Warranting Party, NationsBanc Mortgage Capital Corporation, NationsBank Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number: (704) 388-9408; (4) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 650 Dresher Road, P.O. Box 10157, Horsham, Pennsylvania 19044, Attention: Servicing Manager, telecopy number: (215) 682-3478 (with copies to Glen Snyder, General Counsel, at 100 Witmer Road, P.O. Box 963, Horsham, Pennsylvania 19044, telecopy number (215) 682-1467); (5) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 650 Dresher Road, P.O. Box 10157, Horsham, Pennsylvania 19044, Attention: Servicing Manager, telecopy number: (215) 682-3478 (with copies to Glen Snyder, General Counsel, at 100 Witmer Road, P.O. Box 963, Horsham, Pennsylvania 19044, telecopy number (215) 682-1467); (6) in the case of the Trustee, LaSalle National Bank, 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention:
ABS Group - MCFI - Series 1996-MC2, telecopy number: 312-904-2084; (v) in the case of the REMIC Administrator, LaSalle National Bank, 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: ABS Group - MCFI - Series 1996-MC2, telecopy number: 312-904-4105; (7) in the case of the Fiscal Agent, to the Trustee on behalf of the Fiscal Agent; and (8) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention Eric Schwartz, telecopy number (212) 553-1350; and (B) Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance, telecopy number: (212) 635-0295; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.09. Notices to the Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default hereunder that has not been cured;

          (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

          (iv) any change in the location of the Distribution Account;

          (v) the final payment to any Class of Certificateholders; and

          (vi) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or the Additional Warranting Party, as applicable, pursuant to Section 2.03.

          (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor;

          (ii) any change in the location of the Certificate Account;

          (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

          (iv) any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property; and

          (v) the vacating by an anchor tenant of a retail Mortgaged Property.

          (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

          (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i) each of its annual statements as to compliance described in
     Section 3.13; and

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, upon request, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12(b) or Section 4.02(b).

          (e) The Trustee shall promptly furnish to each Rating Agency on a monthly basis copies of the statements to the Holders of the REMIC II Regular Certificates required by the first paragraph of Section 4.02(a).

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                           MORTGAGE CAPITAL FUNDING, INC.,
                                 Sponsor


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________



                           CITICORP REAL ESTATE, INC.,
                                 Mortgage Loan Seller


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________


                           NATIONSBANC MORTGAGE CAPITAL CORPORATION,
                                 Additional Warranting Party


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________


                           GMAC COMMERCIAL MORTGAGE CORPORATION,
                                 Master Servicer and Special Servicer


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________

                           LASALLE NATIONAL BANK,
                                 Trustee and REMIC Administrator


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________


                           ABN AMRO BANK N.V.,
                                 Fiscal Agent


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


          On the ______ day of December, 1996 before me, a notary public in and for said State, personally appeared ________________ known to me to be a ___________ of MORTGAGE CAPITAL FUNDING, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public


[Notarial Seal]

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


          On the _____ day of December, 1996, before me, a notary public in and for said State, personally appeared ________________ known to me to be an _______________ of CITICORP REAL ESTATE, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                    Notary Public


[Notarial Seal]

STATE OF                      )
                              )  ss.:
COUNTY OF                     )


          On the ______ day of December, 1996, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public


[Notarial Seal]

STATE OF                      )
                              )  ss.:
COUNTY OF                     )


          On the ______ day of December, 1996, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a of NATIONSBANC MORTGAGE CAPITAL CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                    Notary Public


[Notarial Seal]

STATE OF                      )
                              )  ss.:
COUNTY OF                     )


          On the _____ day of December, 1996, before me, a notary public in and for said State, personally appeared ________________ known to me to be a _________________ of LASALLE NATIONAL BANK, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                    Notary Public


[Notarial Seal]

STATE OF                      )
                              )  ss.:
COUNTY OF                     )


          On the _____ day of December, 1996, before me, a notary public in and for said State, personally appeared ________________ known to me to be a _________________ of ABN AMRO BANK N.V., and _________________ known to me to be a ______________ of ABN AMRO BANK N,V, one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS X CERTIFICATE

                     CLASS X MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:  Variable              Certificate Notional Amount of this
                                          Class X Certificate as of the Issue
                                          Date:  $458,055,542

Date of Pooling and Servicing             Class Notional Amount of all the
Agreement: December 1, 1996               Class X Certificates as of the Issue
                                          Date:  $458,055,542

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
                                          Date, after deducting payments of
Issue Date: December 19, 1996             principal due on or before such date:
                                          $458,055,542

First Distribution Date:                  Trustee and REMIC Administrator:
January 21, 1997                          LaSalle National Bank

Master Servicer:                          Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

Special Servicer:                         Fiscal Agent:
GMAC Commercial Mortgage Corporation      ABN AMRO Bank N.V.

Certificate No. X-1                       CUSIP No.  61910D CJ 9


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 19, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN

$5,280.52 OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS 9.041% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $2.90 PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X Certificate (obtained by dividing the notional principal amount of this Class X Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class X Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class X Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X Certificates are exchangeable for new Class X Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of any Class X Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event a transfer of any Class X Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor and other than a Class X Certificate which constitutes a Book-Entry Certificate) is to be made without registration under the Securities Act, the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit B-3 or Exhibit B-4 to the Agreement; or
(iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. If a transfer of any interest in any Class X Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer of any interest therein by the Sponsor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit B-5 to the Agreement or as Exhibit B-6 to the Agreement; or (ii) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such). None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class X Certificate without registration or qualification. Any Holder or Certificate Owner of a Class X Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class X Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Class X Certificate or interest therein being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-88 or 93-31, such Plan certifies in writing to the Certificate Owner that is transferring such Class X Certificate or, if Definitive Certificates have been issued in respect of the Class X Certificates, to the Certificate Registrar that such Plan (1) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, any Exemption-Favored Party, the Master Servicer, the Special Servicer, the REMIC Administrator, any Sub-Servicer or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of any such Person, and (3) agrees that it will obtain from each of its Transferees (A) a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (x)(1) and
(x)(2), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(x)(1) and (x)(2) and a written agreement substantially the same as that described in this clause (x)(3); or (y) for so long as the Class X Certificates are held as Book- Entry Certificates, the purchase and holding of the Class X Certificates or interest therein being acquired by a Plan is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; in the case of a Class X Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel, obtained at the expense of such potential transferee, which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of

Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code and will not subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in this Agreement, or (2) a certification that the purchase, holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Each Person who acquires any Class X Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Exemption 90-88, Prohibited Transaction Exemption 93-31 or Sections I and III of Prohibited Transaction Class Exemption 95-60.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Class X Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                    as Trustee


                                    By:____________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:____________________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS A-1 CERTIFICATE

                    CLASS A-1 MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:  6.758% per            Certificate Principal Balance of this
annum                                     Class A-1 Certificate as of the Issue
                                          Date: $132,607,079

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class A-1 Certificates as of the Issue
                                          Date: $132,607,079

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance
                                          of the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. A-1-1                     CUSIP No.  61910D BU 5


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class A-1 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                    as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          LaSalle National Bank,
                                          as Certificate Registrar


                                    By:________________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-2 CERTIFICATE

                    CLASS A-2 MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
6.909% per annum                          Class A-2 Certificate as of the Issue
                                          Date:  $24,276,943

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class A-2 Certificates as of the Issue
                                          Date: $24,276,943

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. A-2-1                     CUSIP No. 61910D BV 3


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class A-2 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund , and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                          as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          LaSalle National Bank,
                                          as Certificate Registrar


                                    By:________________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS A-3 CERTIFICATE

                    CLASS A-3 MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
7.008% per annum                          Class A-3 Certificate as of the Issue
                                          Date: $166,045,134

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class A-3 Certificates as of the Issue
                                          Date $166,045,134

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. A-3-1                     CUSIP No.  61910D BW 1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal balance of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-3 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class A-3 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-3 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                          as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                          as Certificate Registrar


                                    By:________________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS B CERTIFICATE

                     CLASS B MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
7.136% per annum                          Class B Certificate as of the Issue
                                          Date: $27,483,332

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class B Certificates as of the Issue
                                          Date: $27,483,332

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. B-1                       CUSIP No.  61910D BX 9


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, AND CLASS A-3 CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.

ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class B Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of a Class B Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Class B Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class B Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in the Agreement, or (2) a certification that the purchase, holding and transfer of such Class B Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Each Person who acquires any Class B Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, for so long as the Class B Certificates constitute Book-Entry Certificates, that the purchase and holding of such Class B Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the; Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS C CERTIFICATE

                     CLASS C MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
7.224% per annum                          Class C Certificate as of the Issue
                                          Date: $22,902,777

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class C Certificates as of the Issue
                                          Date: $22,902,777

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. C-1                       CUSIP No.  61910D BY 7


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.

ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class C Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of a Class C Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Class C Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class C Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in the Agreement, or (2) a certification that the purchase, holding and transfer of such Class C Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Each Person who acquires any Class C Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, for so long as the Class C Certificates constitute Book-Entry Certificates, that the purchase and holding of such Class C Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranty Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee



                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS D CERTIFICATE

                     CLASS D MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                        MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                       Certificate Principal Balance of this
7.257% per annum                         Class D Certificate as of the Issue
                                         Date: $18,322,221

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: December 1, 1996              Class D Certificates as of the Issue
                                         Date: $18,322,221

Cut-off Date: December 1, 1996           Aggregate unpaid principal balance of
                                         the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996            Date, after deducting payments of
                                         principal due on or before such date:
First Distribution Date:                 $458,055,542
January 21, 1997

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     LaSalle National Bank

Special Servicer:                        Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation     Citicorp Real Estate, Inc.

                                         Fiscal Agent:
                                         ABN AMRO Bank N.V.

Certificate No. D-1                      CUSIP No.  61910D BZ 4


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY,

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class D Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of a Class D Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Class D Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class D Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in the Agreement, or (2) a certification that the purchase, holding and transfer of such Class D Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Each Person who acquires any Class D Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, for so long as the Class D Certificates constitute Book-Entry Certificates, that the purchase and holding of such Class D Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS E CERTIFICATE

                     CLASS E MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                        MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                       Certificate Principal Balance of this
7.628% per annum                         Class E Certificate as of the Issue
                                         Date: $11,451,388

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: December 1, 1996              Class E Certificates as of the Issue
                                         Date: $11,451,388

Cut-off Date: December 1, 1996           Aggregate unpaid principal balance of
                                         the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996            Date, after deducting payments of
                                         principal due on or before such date:
First Distribution Date:                 $458,055,542
January 21, 1997

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     LaSalle National Bank

Special Servicer:                        Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation     Citicorp Real Estate, Inc.

                                         Fiscal Agent:
                                         ABN AMRO Bank N.V.

Certificate No. E-1                      CUSIP No.  61910D CA 8


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class E Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of a Class E Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) in the case of a Class E Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class E Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with either: (1) a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in the Agreement, or (2) a certification that the purchase, holding and transfer of such Class E Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Each Person who acquires any Class E Certificate or interest therein (unless it shall have delivered the opinion of counsel and/or one of the certifications referred to in the preceding sentence) shall be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or (ii) alternatively, for so long as the Class E Certificates constitute Book-Entry Certificates, that the purchase and holding of such Class E Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS F CERTIFICATE

                     CLASS F MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
5.750% per annum                          Class F Certificate as of the Issue
                                          Date: $25,193,054

Date of Pooling and Servicing
Agreement: December 1, 1996               Class Principal Balance of all the
                                          Class F Certificates as of the Issue
                                          Date: $25,193,054

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation        Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. F-1                       CUSIP No.  61910D CB 6


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO Bank N.V., GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED

BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 19, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $805.48 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 9.512% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $.04 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL REPAY AT ANY PARTICULAR RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class F Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class F Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class F Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a "plan assets" of Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class F Certificate or interest therein without delivery of the certification of facts and opinion of counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the

Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS G CERTIFICATE

                     CLASS G MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
5.750% per annum                          Class G Certificate as of the Issue
                                          Date: $16,031,943

Date of the Pooling and Servicing         Class Principal Balance of all the
Agreement: December 1, 1996               Class G Certificates as of the Issue
                                          Date: $16,031,943

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. G-1                       CUSIP No. 61910D CC 4


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED

BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 19, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $947.94 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 12.373% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $.05 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Adbon & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class G Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class G Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class G Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class G Certificate or interest therein without delivery of the certification of facts and opinion of counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS H CERTIFICATE

                     CLASS H MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                        Certificate Principal Balance of this
5.750% per annum                          Class H Certificate as of the Issue
                                          Date: $13,741,671

Date of Pooling and Servicing             Class Principal Balance of all the
Agreement: December 1, 1996               Class H Certificates as of the Issue
                                          Date: $13,741,671

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. H-1                       CUSIP No. 61910D CD 2


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED

BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 19, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $1,207.02 OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS 19.19% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $.05 PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Adbon & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V. as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class H Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class H Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class H Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class H Certificate or interest therein without delivery of the certification of facts and opinion of counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LaSalle National Bank,
                                     as Trustee


                                    By:________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:________________________________
                                              Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                          FORM OF CLASS R-I CERTIFICATE

                    CLASS R-I MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Date of Pooling and Servicing             Percentage Interest evidenced by this
Agreement: December 1, 1996               Certificate in the related Class:
                                          100%

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
                                          principal due on or before such date:
First Distribution Date:                  $458,055,542
January 21, 1997

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. R-I-1


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE NATIONAL BANK, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND

CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that Citicorp Real Estate, Inc. is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V. as

Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-I Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate

Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates;

and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee or a United States Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee or a United States Person.

          A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

          No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    LaSalle National Bank,
                                     as Trustee


                                    By:____________________________
                                            Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:____________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                             CLASS R-II CERTIFICATE

                   CLASS R-II MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Date of Pooling and Servicing             Percentage Interest evidenced by this
Agreement: December 1, 1996               Certificate in the related Class:
                                          100%

Cut-off Date: December 1, 1996            Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Issue Date: December 19, 1996             Date, after deducting payments of
First Distribution Date:                  principal due on or before such date:
January 21, 1997                          $458,055,542

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      LaSalle National Bank

Special Servicer:                         Mortgage Loan Seller:
GMAC Commercial Mortgage Corporation      Citicorp Real Estate, Inc.

                                          Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. R-II-1


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS X, CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND

CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that Citicorp Real Estate, Inc. is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V. as

Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-II Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate

Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates;

and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee or a United States Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee or a United States Person.

          A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

          No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    LaSalle National Bank,
                                     as Trustee


                                    By:____________________________
                                            Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                                    LaSalle National Bank,
                                    as Certificate Registrar


                                    By:____________________________
                                                Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:_____________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:

                              __________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
_______________________________________________________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

          This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B-1

                        FORM I OF TRANSFEROR CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)


                                          _____________, 19__


LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department

                  Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, Class [F] [G] [H] [R-I] [R-II], [having an initial principal balance as of December __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V. as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities Act) purchasing for its own account. In determining whether the Transferee is a "qualified institutional buyer", the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

          ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

          ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

          ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

          ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

          4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a "qualified institutional buyer":

               (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

               (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

               (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

          5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

          6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans,
     (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that the Transferee has requested.

                                          Very truly yours,


                                          _________________________________
                                          (Transferor)

                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________

                                   EXHIBIT B-2

                        FORM II OF TRANSFEROR CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)


                                          _____________, 19__


LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department

                  Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, Class [F] [G] [H] [R-I] [R-II], [having an initial principal balance as of December __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V. as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner,

     (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.


                                          Very truly yours,


                                          _________________________________
                                          (Transferor)


                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________

                                   EXHIBIT B-3

                        FORM I OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                                   [FOR QIBs]


                                          _____________, 19__


LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department

                  Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, Class [F] [G] [H] [R-I] [R-II], having an initial principal balance as of December __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V. as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that it has requested.

          3. If the Transferee proposes that the Certificate be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                          Very truly yours,


                                          _________________________________
                                          (Transferee)


                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________


                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be _____________ _____________________, the Transferee identified above, for whom the undersigned is acting as nominee.


                                          _________________________________
                                                      (Nominee)

                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________

                                                          ANNEX 1 TO EXHIBIT B-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


----------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_______________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___   ___         Will the Transferee be purchasing the Certificate
    Yes   No          only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          _____________________________________
                                          Print Name of Transferee


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          Date:________________________________

                                                        ANNEX 2 TO EXHIBIT B-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____  ____        Will the Transferee be purchasing the Certificate
          Yes   No          only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          ___________________________________
                                          Print Name of Transferee or Adviser

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________


                                          IF AN ADVISER:


                                          ___________________________________
                                          Print Name of Transferee

                                          Date:______________________________

                                   EXHIBIT B-4

                        FORM II OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                    [FOR INSTITUTIONAL ACCREDITED INVESTORS]


                                          _____________, 19__


LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department


                  Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, Class [F] [G] [H] [R-I] [R-II], having an initial principal balance as of December __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc. as Sponsor, Citicorp Real Estate, Inc. as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is acquiring the Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Certificate has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Sponsor nor the Trustee is obligated so to register or qualify the Certificate and (c) neither the Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit B-1 to the Pooling and Servicing Agreement, or (B) a certificate from the prospective transferor substantially in the form attached as Exhibit B-2 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit B-3 or Exhibit B-4 to the Pooling and Servicing Agreement, or (C) an opinion of counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such opinion of counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act, would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing.

          5. The Transferee has been furnished with all information regarding
(a) the Sponsor, (b) the Certificates and distributions thereon, (c) the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                          Very truly yours,


                                          ________________________________
                                          (Transferee)

                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________

                                   EXHIBIT B-5

                        FORM I OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                                   [FOR QUIBs]

                                          ____________, 19__

[TRANSFEROR]


          Re: Mortgage Capital Funding, Inc., Multifamily/Commercial
              Mortgage Pass-Through Certificate, Series 1996-MC2, Class X, having an initial Certificate Notional Amount as of December ___, 1996 (the "Closing Date") of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the captioned Certificate ("Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Sponsor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer) as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferor's interest in the Certificate is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Certificate for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Class of Certificates to which the Certificate belongs has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Sponsor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Certificate belongs, and (c) no interest in the Certificate may be resold or transferred unless (i) such Certificate is registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached either as Exhibit B-5 or as Exhibit B-6 to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Certificate or interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          4. The Transferee has been furnished with all information regarding
     (a) the Sponsor, (b) the Certificate and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) any credit enhancement mechanism associated with the Certificate, that it has requested.

                                          Very truly yours,

                                          ________________________________
                                          (Transferee)


                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________

                                                          ANNEX 1 TO EXHIBIT B-5

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Mortgage Capital Funding, Inc. with respect to the mortgage pass-through certificate being transferred in book-entry form (the "Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

----------
(2) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_______________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___   ___         Will the Transferee be purchasing the Certificate
    Yes   No          only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          _____________________________________
                                          Print Name of Transferee


                                          _____________________________________
                                          (Transferee)


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          Date:________________________________

                                                        ANNEX 2 TO EXHIBIT B-5

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Mortgage Capital Funding, Inc. with respect to the mortgage pass-through certificate being transferred in book-entry form (the "Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____  ____        Will the Transferee be purchasing the Certificate
          Yes   No          only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          ___________________________________
                                          Print Name of Transferee or Adviser

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________


                                          IF AN ADVISER:


                                          ___________________________________
                                          Print Name of Transferee


                                          Date:______________________________

                                   EXHIBIT B-6

                        FORM II OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                    [FOR INSTITUTIONAL ACCREDITED INVESTORS]


                                          ____________, 19__

[TRANSFEROR]

          Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass- Through Certificate, Series 1996-MC2, Class X, having an initial Certificate Notional Amount as of December ___, 1996 (the "Closing Date") of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the captioned Certificate ("Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Sponsor, that:

          1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Class of Certificates to which the Certificate belongs has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Sponsor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Certificate belongs, and (c) no interest in the Certificate may be resold or transferred unless (i) such Certificate is registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws,
(ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached either as Exhibit B-5 or as Exhibit B-6 to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Certificate or interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Certificate will bear the following legends:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act, would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Certificate, any interest in the Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Sponsor, (b) the Certificate and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                          Very truly yours,

                                          ___________________________________
                                          (Transferee)


                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)


STATE OF                )
                        ) participation.:
COUNTY OF               )


          [NAME OF OFFICER], being first duly sworn, deposes and says that:

          1. He is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Mortgage Capital Funding, Inc., Class R-[I] [II] Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a ________________________ duly organized and validly existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Residual Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulation section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

          7. The Transferee's taxpayer identification number is ______________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificate, in either case, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)); and the Transferee expressly agrees to the bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

          10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

          11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

          12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 199__.

                                          [NAME OF TRANSFEREE]


                                          By:_____________________________
                                                [Name of Officer]
                                                [Title of Officer]
[Corporate Seal]

ATTEST:


______________________________
[Assistant] Secretary


          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ___ day of ______________, 199__.


                                    ___________________________________
                                    NOTARY PUBLIC

                                    COUNTY OF __________
                                    STATE OF ___________
                                    My Commission expires the _________ day of ___________, 19__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(d)(i)(D)


                                          __________________, 19___


LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department

          Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC2, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

          This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to _______________ (the "Transferee") of the
captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          ___________________________________
                                          (Transferor)

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                    EXHIBIT D


                               REQUEST FOR RELEASE

                                          ____________________, 19___

LaSalle National Bank
Asset Backed Securities Trust Services
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60674-4175

Attention:  Corporate Trust Department

          In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), by and among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, NationsBanc Mortgage Capital Corporation, as Additional Warranting Party, GMAC Commercial Mortgage Corporation, as Master Servicer and as Special Servicer, and you, as Trustee and REMIC Administrator and ABN AMRO Bank N.V., as Fiscal Agent the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______      1.    Mortgage Loan paid in full.
                  The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    The Mortgage Loan is being foreclosed.

______      3.    Other.  (Describe)

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          [GMAC COMMERCIAL MORTGAGE
                                          CORPORATION]


                                          By:______________________________
                                          Name:
                                          Title:

                                    EXHIBIT E

                            FORM OF REO STATUS REPORT

     Mortgage Capital Funding, Inc.
     Multifamily/Commercial Mortgage Pass-Through Certificates
     Series 1996-MC2

     Payment Date:

====================================================================================================================================
Delinquency and Specially Serviced Statistics:
-----------------------------------------------------------------------------------------------------------------------------------
                                                One Month     Two Months     Three + Months     Specialty Serviced     Foreclosures
-----------------------------------------------------------------------------------------------------------------------------------
Number in Loan Grp 1                                    0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                             0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Number in Loan Grp 2                                    0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                             0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Number in Mortgage Pool                                 0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                             0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Properties which became REO Properties
  during the related Collection Period
-----------------------------------------------------------------------------------------------------------------------------------
Stated Principal Balance                             0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                             0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Mortgage Loans repurchased, liquidated or disposed of during the related Collecton Period
-----------------------------------------------------------------------------------------------------------------------------------
Loan Number                                             0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Liquidated Proceeds                                  0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Portion in Avail Dis Amnt                            0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
REO Properties included in the Trust Fund as of the last day of the Collection Period
-----------------------------------------------------------------------------------------------------------------------------------
Loan Number                                             0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Book Value                                           0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Income Collected                                     0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Portion in Avail Dis Amnt                            0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
REO Properties sold or disposed of during the related Collection Period
-----------------------------------------------------------------------------------------------------------------------------------
Loan Number                                             0              0               0                   0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Liquidation Proceeds                                 0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Portion in Avail Dis Amnt                            0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Final Recovery Determination                         0.00           0.00            0.00                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Principal Prepayments, Prepayment Interest Excesses, and Prepayment Interest Shortfalls
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Loan Group 1       Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------------
Principal Prepayments                                                                                   0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Loan Group 1       Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------------
Prepay Interest Excesses                                                                                0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Prepay Interest Shortfalls                                                                              0.00                0.00
====================================================================================================================================

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE


     Loan                                                                             Zip    Mortgage     Original     Cut-Off Date
    Number     Property  Address                          City                  State Code     Rate        Balance       Balance
-----------------------------------------------------------------------------------------------------------------------------------
   650927-1    11685 Sunset Hills Road                    Reston                VA   22090    8.930%      $19,500,000   $19,422,636
   655165-6    1502-1910 Sweetwater Road                  National City         CA   91950    9.150%      $15,669,000   $15,648,735
   643088-7    6600 Stage Road                            Bartlett              TN   38134    8.800%       $9,730,000    $9,713,257
   655143-6    33523 Eight Mile Road                      Livonia               MI   48152    9.490%       $9,097,409    $9,083,850
   650708-2    610 Montgomery Highway                     Vestavia Hills        AL   35216    9.490%       $8,880,000    $8,852,786
   650890-0    Snowmass Village                           Pitkin County         CO   81615    9.510%       $7,200,000    $7,185,506
   655144-9    37100-37164 Six Mile Road                  Livonia               MI   48152    10.100%      $3,276,328    $3,272,036
   650443-8    9852 Chapman Avenue                        Garden Grove          CA   92641    9.210%       $2,833,500    $2,796,196
   650645-2    10800-10820 Rhode Island Avenue            Beltsville            MD   20705    9.960%       $2,200,000    $2,191,513
   655166-9    586 Connecticut Avenue                     Norwalk               CT   06854    8.320%       $1,900,000    $1,889,891
   650942-0    9666-9710 Mentor Avenue                    Mentor                OH   44060    8.170%       $1,275,000    $1,240,869
   655131-3    NEC East 4th Street & Eastern Avenue       Moore                 OK   73160    9.170%       $1,225,000    $1,225,000
   650846-3    10444-10466 Dumfries Road                  Manassas              VA   22110    9.960%       $1,100,000    $1,095,757
   650940-4    1585-1603 Capital Avenue NE                Battle Creek          MI   49014    8.860%       $1,100,000    $1,094,933
   650919-0    3200 Arville Street                        Las Vegas             NV   89102    8.190%       $7,200,000    $7,185,961
   655148-1    1337-1359 Fox Run Drive                    Willoughby            OH   44094    8.375%       $6,525,000    $6,369,980
   655174-0    2100 Walnut Street                         Philadelphia          PA   19146    9.020%       $4,800,000    $4,782,738
   650572-5    575 East Torrey Street                     New Braunfels         TX   78130    8.900%       $4,487,500    $4,471,039
   650903-5    400 East Broad Street                      Newnan                GA   30263    8.550%       $4,250,000    $4,247,452
   655151-7    1151 Meadow Lane                           Waterloo              IA   50701    8.740%       $3,275,000    $3,269,294
   655147-8    33-26 Cooper Place                         New Haven             CT   06050    10.000%      $3,180,000    $3,141,078
   655178-2    201 S. 13th Street                         Philadelphia          PA   19146    9.170%       $3,150,000    $3,138,950
   655172-2    380 Daleville Road                         Willington            CT   06279    9.000%       $3,000,000    $2,994,628
   644110-6    3475 Steve Road                            Memphis               TN   38111    8.820%       $2,947,000    $2,938,521
   655149-4    8176 South 1300 East                       Sandy                 UT   84094    9.000%       $2,775,000    $2,695,148
   650872-2    564 Cypress Lane                           Greenville            MS   38701    8.990%       $2,450,000    $2,445,947
   655173-7    2031 South Street                          Philadelphia          PA   19146    9.120%       $2,165,000    $2,157,342
   650886-1    10621 Monaco Drive                         Jacksonville          FL   32218    9.010%       $1,930,000    $1,927,888
   655150-4    455 West State Street                      Trenton               NJ   08650    10.000%      $1,923,000    $1,902,552
   655175-3    429 S. Baltimore St.                       Dillsburg (Harrisburg)PA   17019    9.220%       $1,875,000    $1,871,763
   650886-7    2625 Belvedere Drive                       Jackson               MS   39212    8.990%       $1,867,000    $1,861,958
   650905-1    1466 Birch Bend Road                       Memphis               TN   38116    9.060%       $1,850,000    $1,846,983
   655177-9    Duck Creek Road                            Clayton (Dover)       DE   19938    9.070%       $1,830,000    $1,821,810
   650875-1    3373 Regal Plaza Drive                     Memphis               TN   38116    8.680%       $1,650,000    $1,645,114
   655158-8    541-7 West 180th Street                    New York              NY   10033    8.510%       $1,600,000    $1,598,452
   650772-3    3491 Graceland Drive                       Memphis               TN   38116    9.300%       $1,600,000    $1,593,107
   655159-1    1111 Musken Road                           Abilene               TX   79604    8.970%       $1,500,000    $1,498,655
   655176-6    1216-18 Walnut Street                      Philadelphia          PA   19146    9.170%       $1,500,000    $1,494,738
   655089-3    1433 Covington Road                        Piqua     (iii)       OH   45356    9.530%         $720,000      $717,015
   655089-3    311 Jefferson Avenue                       Urbana     (iii)      OH   43078    9.530%         $780,000      $776,766
   650773-6    4187 Rainbranch Drive                      Memphis               TN   38116    8.990%       $1,379,500    $1,375,668
   655179-5    3920 Broadway                              New York              NY   10032    8.500%       $1,200,000    $1,198,837
   650868-3    1224 29th Street                           Gulfport              MS   39501    9.100%       $1,200,000    $1,197,403
   655130-0    1117 South Street                          Wilmington            OH   45177    9.140%       $1,200,000    $1,195,769
   655137-1    6090 Terry Road                            Jacksonville          FL   32216    9.470%       $1,190,000    $1,186,029
   655138-4    2015 N. McCord Road                        Lucas County          OH   43615    9.470%       $1,140,000    $1,136,196
   655134-2    145 Newell Street                          Painesville Twnshp    OH   44077    9.420%       $1,120,000    $1,116,231
   650547-9    7225 Crane Avenue                          Jacksonville          FL   32216    9.140%         $850,000      $849,095
   655142-3    8800-8888 Kempwood Drive                   Houston               TX   77080    8.800%         $775,000      $773,666
   655086-4    1500 Monument Road                         Jacksonville          FL   32225    9.520%         $735,000      $731,947
   655168-5    80 Cottontail Lane                         Somerset              NJ   08873    9.290%       $4,300,000    $4,296,346
   650996-7    15,19,23 & 27 Midstate Drive               Auburn                MA   01501    9.510%       $3,640,000    $3,634,015
   655125-8    5401 Kingston Pike                         Knoxville             TN   37919    9.070%       $2,500,000    $2,500,000
   655104-1    3085 Reid Road                             Grand Blanc           MI   48439    10.250%      $6,600,000    $6,366,623
   655105-4    23801 Industrial Park                      Farmington Hills      MI   48024    9.900%       $5,964,666    $5,778,934
   650907-7    994 Riverview Drive                        Totowa                NJ   07512    9.230%       $4,200,000    $4,185,412

                  Remaining
               Term to Stated    Stated                                             Primary
     Loan         Maturity      Maturity                  Monthly       Admin.     Servicing    Estate        Loan
    Number        (Months)        Date      Due Date      Payment      Fee Rate    Fee Rate    Interest      Seller
---------------------------------------------------------------------------------------------------------------------
   650927-1          113         5/1/06        1st      $155,920.25     0.217%      0.080%    Fee Simple      CREI
   655165-6          118         10/1/06       1st      $129,570.12     0.262%      0.125%    Fee Simple      CREI
   643088-7          117         9/1/06        1st       $76,893.68     0.217%      0.080%    Fee Simple      CREI
   655143-6          117         9/1/06        1st       $76,429.58     0.262%      0.125%    Fee Simple      CREI
   650708-2          115         7/1/06        1st       $75,583.46     0.262%      0.125%    Fee Simple      CREI
   650890-0          117         9/1/06        1st       $61,853.13     0.262%      0.125%    Fee Simple      CREI
   655144-9          117         9/1/06        1st       $28,994.50     0.262%      0.125%    Fee Simple      CREI
   650443-8          175         7/1/11        1st       $29,094.29     0.262%      0.125%    Fee Simple      CREI
   650645-2          115         7/31/06       1st       $19,929.42     0.262%      0.125%    Fee Simple      CREI
   655166-9          178         10/1/11       1st       $18,210.53     0.262%      0.125%    Fee Simple      CREI
   650942-0          81          9/1/03        1st       $19,980.58     0.262%      0.125%    Fee Simple      CREI
   655131-3          120         12/1/06       1st       $10,423.14     0.262%      0.125%    Fee Simple      CREI
   650846-3          115         7/31/06       1st        $9,964.71     0.262%      0.125%    Fee Simple      CREI
   650940-4          117         9/1/06        1st        $9,798.16     0.262%      0.125%    Fee Simple      CREI
   650919-0          117         9/1/06        1st       $53,787.80     0.262%      0.125%    Fee Simple      CREI
   655148-1          86          2/1/04        1st       $49,594.71     0.262%      0.125%    Fee Simple      CREI
   655174-0          116         8/1/06        1st       $40,347.19     0.262%      0.125%    Fee Simple      CREI
   650572-5          116         8/1/06        1st       $37,352.12     0.262%      0.125%    Fee Simple      CREI
   650903-5          119         11/1/06       1st       $32,829.54     0.262%      0.125%    Fee Simple      CREI
   655151-7          117         9/1/06        1st       $25,741.05     0.262%      0.125%    Fee Simple      CREI
   655147-8          59          11/1/01       1st       $27,906.77     0.262%      0.125%    Fee Simple      CREI
   655178-2          116         8/1/06        1st       $26,802.35     0.262%      0.125%    Fee Simple      CREI
   655172-2          118         10/1/06       1st       $25,175.89     0.262%      0.125%    Fee Simple      CREI
   644110-6          115         7/1/06        1st       $23,331.55     0.262%      0.125%    Fee Simple      CREI
   655149-4          91          7/1/04        1st       $23,287.70     0.262%      0.125%    Fee Simple      CREI
   650872-2          117         9/1/06        1st       $19,695.63     0.262%      0.125%    Fee Simple      CREI
   655173-7          116         8/1/06        1st       $18,346.84     0.262%      0.125%    Fee Simple      CREI
   650886-1          118         10/1/06       1st       $15,543.11     0.262%      0.125%    Fee Simple      CREI
   655150-4          62          2/1/02        1st       $16,875.70     0.262%      0.125%    Fee Simple      CREI
   655175-3          118         10/1/06       1st       $16,018.36     0.262%      0.125%    Fee Simple      CREI
   650886-7          117         9/1/06        1st       $15,655.01     0.262%      0.125%    Fee Simple      CREI
   650905-1          117         9/1/06        1st       $14,965.46     0.262%      0.125%    Fee Simple      CREI
   655177-9          115         7/1/06        1st       $15,445.11     0.262%      0.125%    Fee Simple      CREI
   650875-1          115         7/1/06        1st       $12,898.16     0.262%      0.125%    Fee Simple      CREI
   655158-8          119         11/1/06       1st       $12,894.42     0.262%      0.125%    Fee Simple      CREI
   650772-3          115         7/1/06        1st       $13,757.36     0.262%      0.125%    Fee Simple      CREI
   655159-1          119         11/1/06       1st       $12,557.14     0.262%      0.125%    Fee Simple      CREI
   655176-6          116         8/1/06        1st       $12,763.02     0.287%      0.150%    Fee Simple      CREI
   655089-3          115         7/1/06        1st        $6,305.64     0.262%      0.125%    Fee Simple      CREI
   655089-3          115         7/1/06        1st        $6,831.11     0.262%      0.125%    Fee Simple      CREI
   650773-6          115         7/1/06        1st       $11,089.84     0.262%      0.125%    Fee Simple      CREI
   655179-5          119         11/1/06       1st        $9,662.73     0.262%      0.125%    Fee Simple      CREI
   650868-3          116         8/1/06        1st        $9,741.94     0.262%      0.125%    Fee Simple      CREI
   655130-0          116         8/1/06        1st       $10,185.65     0.262%      0.125%    Fee Simple      CREI
   655137-1          116         8/1/06        1st       $10,372.18     0.262%      0.125%    Fee Simple      CREI
   655138-4          116         8/1/06        1st        $9,936.38     0.262%      0.125%    Fee Simple      CREI
   655134-2          116         8/1/06        1st        $9,723.19     0.262%      0.125%    Fee Simple      CREI
   650547-9          118         10/1/06       1st        $6,925.09     0.262%      0.125%    Fee Simple      CREI
   655142-3          117         9/1/06        1st        $6,124.62     0.262%      0.125%    Fee Simple      CREI
   655086-4          115         7/1/06        1st        $6,431.89     0.262%      0.125%    Fee Simple      CREI
   655168-5          119         11/1/06       1st       $36,943.18     0.262%      0.125%    Fee Simple      CREI
   650996-7          118         10/1/06       1st       $31,827.87     0.262%      0.125%    Fee Simple      CREI
   655125-8          120         12/1/06       1st       $21,099.88     0.262%      0.125%    Fee Simple      CREI
   655104-1          59          11/1/01       1st       $64,788.46     0.262%      0.125%    Fee Simple      CREI
   655105-4          40          4/1/00        1st       $54,303.93     0.262%      0.125%    Fee Simple      CREI
   650907-7          116         8/1/06        1st       $35,910.09     0.262%      0.125%    Fee Simple      CREI

     Loan                                                                             Zip    Mortgage     Original     Cut-Off Date
    Number     Property  Address                          City                  State Code     Rate        Balance       Balance
-----------------------------------------------------------------------------------------------------------------------------------
  655171-1     3701 Dillon Street                         Baltimore             MD   21224    9.040%       $1,450,000    $1,448,715
    300003     10440 Portsmouth Road                      Manassas              VA   22110    9.190%       $8,419,800    $8,413,092
    300009     11711 Parklawn Dr. & 5040 Boiling          Rockville             MD   20852    9.310%       $7,650,000    $7,637,568
                  Brook Parkway
    300022     SWC Mallory Lane and Moores Lane           Brentwood             TN   37027    9.060%       $7,000,000    $6,990,360
    300002     MD. Rt. 194 & Glade Blvd.                  Walkersville          MD   21793    9.060%       $5,527,400    $5,510,475
    962135     GA Highway 9 at Hutchinson Road            Cumming               GA   30128    8.370%       $5,550,000    $5,476,240
    100131     11820 Northeast Fourth Plain Road          Orchards              WA   98682    9.170%       $4,400,000    $4,380,094
    962151     9801-9965 Pines Blvd.                      Pembroke Pines        FL   33026    8.640%       $4,365,000    $4,344,036
    300023     436 Broadway                               Methuen               MA   01844    9.510%       $3,750,000    $3,744,832
    100143     SWC SR 434 & Montgomery Road               Altamonte Springs     FL   32714    8.930%       $3,500,000    $3,494,534
    100136     Hwy. 70A and Hwy. 301                      Selma                 NC   27577    9.150%       $3,028,850    $3,021,660
    951114     East 96th Street & Lantern Road            Fishers               IN   46038    8.750%       $3,000,000    $2,977,108
    962128     1721 University Drive                      Pembroke Pines        FL   33024    9.170%       $2,780,000    $2,742,200
    100125     425 Sigman Road                            Conyers               GA   30207    8.920%       $2,752,258    $2,739,134
    962156     3024 Peachtree Road                        Atlanta               GA   30305    9.150%       $2,700,000    $2,688,701
    962153     6700 North University Drive                Tamarac               FL   33321    8.640%       $2,610,000    $2,597,465
    951122     US Highway 64 East                         Plymouth              NC   27962    8.670%       $2,600,000    $2,577,306
    300013     3580-3590 Hwy 17-92                        Lake Mary             FL   60261    9.240%       $2,550,000    $2,544,053
    100122     4001 Government Blvd.                      Mobile                AL   36693    9.280%       $2,453,000    $2,442,160
    300012     912-980 Bragg Road                         Fredericksburg        VA   22407    9.350%       $2,429,000    $2,420,553
    962152     1230-1324 Military Trail                   Palm Beach            FL   33409    8.640%       $2,425,000    $2,413,353
    300019     445 State Road 13                          Jacksonville          FL   32259    8.960%       $2,200,000    $2,174,417
    300004     13200 SW 8th Street                        Miami                 FL   33184    9.630%       $2,104,000    $2,098,307
    300025     Hwy 421 at Golden Road                     Wilmington            NC   28412    8.940%       $1,950,000    $1,948,246
    100138     SE Quad. of I-85 & SR 56                   Creedmoor             NC   27522    8.720%       $1,950,000    $1,943,590
    100066     1716 17th Street                           Sarasota              FL   34231    8.500%       $1,950,000    $1,939,865
    100090     2610-2788 SW 137th Ave. at Coral Way       Miami                 FL   33175    9.730%       $1,819,400    $1,805,929
    300026     150 Andrews Road                           Fayetteville          NC   28311    8.720%       $1,800,000    $1,798,347
    962136     11411 North Dale Mabry Highway             Tampa                 FL   33618    8.670%       $1,800,000    $1,786,085
    962129     4800 Biscayne Blvd.                        Miami                 FL   33137    8.660%       $1,768,000    $1,754,310
    100089     2400-2486 SW 137th Ave. at Coral Way       Miami                 FL   33175    9.730%       $1,762,400    $1,749,351
    100146     US Hwy 17 & Maplehurst Road                Jacksonville          NC   28540    9.400%       $1,739,052    $1,733,073
    100121     Hwy. 105 & Hwy. 184                        Town of Seven Devils  NC   28604    9.110%       $1,715,200    $1,707,341
    100142     2485 Monument Road                         Jacksonville          FL   32225    8.960%       $1,700,000    $1,680,231
    300018     Hwy. 49 at Dedeaux Road                    Gulfport              MS   38503    9.190%       $1,635,000    $1,631,149
    300021     4121 Hillsboro Road                        Nashville             TN   37215    9.670%       $1,279,600    $1,277,898
    100145     U.S. 13/17                                 Williamston           NC   27892    9.150%       $1,175,000    $1,170,724
    951126     4319 Ft. Jackson Blvd.                     Columbia              SC   29205    8.290%       $1,140,000    $1,124,700
    962144     1401 Tahoka Road                           Brownfield     (ii)   TX   79316    8.010%       $1,150,000    $1,119,894
    962150     2100, 2300 & 2500 Winchester Place         Spartanburg           SC   29301    9.760%         $935,000      $927,998
    100213     4320 Koval Lane                            Las Vegas             NV   89109    8.700%      $22,700,000    22,679,038
    100214     2500 East Karen Street                     Las Vegas             NV   89121    8.805%       $9,002,000    $8,993,939
    100192     3320-3360 Topaz Lane & 3321 Quartz Lane    Fullerton             CA   92631    8.990%       $6,741,000    $6,729,491
    100178     3942 Holly Road                            Corpus Christi        TX   78415    9.110%       $6,488,000    $6,453,255
    100209     1500 Champion Pines Lane                   Augusta               GA   30909    8.470%       $6,050,000    $6,050,000
    100229     6031 Pineland Drive                        Dallas                TX   75231    8.620%       $5,020,000    $5,017,033
    100196     2301 Godby Road                            College Park          GA   30349    8.930%       $4,700,000    $4,691,829
    100118     4141 Jackson Street EXT                    Alexandria            LA   71303    8.050%       $4,638,000    $4,606,248
    100187     840 17th Street                            San Diego             CA   92101    8.665%       $4,560,000    $4,546,455
    100185     6700 Northwest 16th Street                 Oklahoma City         OK   73127    9.160%       $4,200,000    $4,177,693
    100197     9971 Jefferson Highway                     Baton Rouge           LA   70809    8.510%       $4,000,000    $3,993,645
    100195     2012 West Second St.                       Long Beach            MS   39560    9.040%       $3,200,000    $3,192,988
    100210     74 Woodbine Street                         Kernersville          NC   27284    8.500%       $2,650,000    $2,650,000
    100204     2255 Grand Concourse                       Bronx                 NY   10453    8.660%       $2,375,000    $2,373,608
    100170     913 Honeysuckle Rd.                        Dothan                AL   36301    8.240%       $2,350,000    $2,337,695
    100183     1601 North MacArthur Blvd.                 Oklahoma City         OK   73127    9.160%       $2,000,000    $1,989,377

                  Remaining
               Term to Stated    Stated                                             Primary
     Loan         Maturity      Maturity                  Monthly       Admin.     Servicing    Estate        Loan
    Number        (Months)        Date      Due Date      Payment      Fee Rate    Fee Rate    Interest      Seller
---------------------------------------------------------------------------------------------------------------------
  655171-1           119         11/1/06       1st       $12,208.09     0.287%      0.150%    Fee Simple      CREI
    300003           118         10/1/06       1st       $68,901.84     0.262%      0.125%    Fee Simple      NMCC
    300009           118         10/1/06       1st       $66,536.04     0.262%      0.125%    Fee Simple      NMCC
    300022           117         9/1/06        1st       $56,626.05     0.262%      0.125%    Fee Simple      NMCC
    300002           80          8/1/03        1st       $46,613.06     0.262%      0.125%    Fee Simple      NMCC
    962135           112         4/1/06        1st       $47,708.52     0.257%      0.120%    Fee Simple      NMCC
    100131           114         6/1/06        1st       $37,438.20     0.262%      0.125%    Fee Simple      NMCC
    962151           115         7/1/06        1st       $35,560.93     0.262%      0.125%    Fee Simple      NMCC
    300023           118         10/1/06       1st       $32,789.70     0.262%      0.125%    Leasehold       NMCC
    100143           118         10/1/06       1st       $29,204.28     0.262%      0.125%    Fee Simple      NMCC
    100136           117         9/1/06        1st       $25,729.84     0.262%      0.125%    Fee Simple      NMCC
    951114           112         4/1/06        1st       $24,664.31     0.257%      0.120%    Fee Simple      NMCC
    962128           111         3/1/06        1st       $25,317.13     0.257%      0.120%    Fee Simple      NMCC
    100125           114         6/1/06        1st       $22,946.26     0.262%      0.125%    Fee Simple      NMCC
    962156           117         9/1/06        1st       $24,553.68     0.307%      0.170%    Fee Simple      NMCC
    962153           115         7/1/06        1st       $21,263.24     0.262%      0.125%    Fee Simple      NMCC
    951122           111         3/1/06        1st       $21,234.60     0.257%      0.120%    Fee Simple      NMCC
    300013           117         9/1/06        1st       $21,820.14     0.262%      0.125%    Fee Simple      NMCC
    100122           114         6/1/06        1st       $21,057.85     0.262%      0.125%    Fee Simple      NMCC
    300012           79          7/1/03        1st       $20,969.37     0.262%      0.125%    Fee Simple      NMCC
    962152           115         7/1/06        1st       $19,756.07     0.262%      0.125%    Fee Simple      NMCC
    300019           116         8/1/06        1st       $23,025.22     0.262%      0.125%    Fee Simple      NMCC
    300004           116         8/1/06        1st       $18,573.07     0.262%      0.125%    Fee Simple      NMCC
    300025           118         10/1/06       1st       $15,644.35     0.262%      0.125%    Fee Simple      NMCC
    100138           116         8/1/06        1st       $15,992.07     0.262%      0.125%    Fee Simple      NMCC
    100066           114         6/1/06        1st       $15,701.93     0.262%      0.125%    Fee Simple      NMCC
    100090           142         10/1/08       1st       $21,460.42     0.262%      0.125%    Fee Simple      NMCC
    300026           118         10/1/06       1st       $14,122.06     0.262%      0.125%    Fee Simple      NMCC
    962136           112         4/1/06        1st       $14,700.88     0.257%      0.120%    Fee Simple      NMCC
    962129           112         4/1/06        1st       $14,427.55     0.257%      0.120%    Fee Simple      NMCC
    100089           142         10/1/08       1st       $20,788.09     0.262%      0.125%    Fee Simple      NMCC
    100146           115         7/1/06        1st       $15,073.33     0.262%      0.125%    Fee Simple      NMCC
    100121           114         6/1/06        1st       $14,523.32     0.262%      0.125%    Fee Simple      NMCC
    100142           116         8/1/06        1st       $17,792.21     0.262%      0.125%    Fee Simple      NMCC
    300018           117         9/1/06        1st       $13,934.21     0.287%      0.150%    Fee Simple      NMCC
    300021           118         10/1/06       1st       $11,331.41     0.262%      0.125%    Fee Simple      NMCC
    100145           115         7/1/06        1st        $9,981.53     0.262%      0.125%    Fee Simple      NMCC
    951126           112         4/1/06        1st        $9,742.19     0.257%      0.120%    Fee Simple      NMCC
    962144           111         3/1/06        1st       $10,933.02     0.257%      0.120%    Fee Simple      NMCC
    962150           78          6/1/03        1st        $8,874.78     0.387%      0.250%    Fee Simple      NMCC
    100213           82          10/1/03       1st      $177,770.97     0.262%      0.125%    Fee Simple      NMCC
    100214           82          10/1/03       1st       $71,172.68     0.262%      0.125%    Fee Simple      NMCC
    100192           116         8/1/06        1st       $54,191.00     0.287%      0.150%    Fee Simple      NMCC
    100178           114         6/1/06        1st       $54,936.61     0.287%      0.150%    Fee Simple      NMCC
    100209           120         12/1/06       1st       $46,390.76     0.287%      0.150%    Fee Simple      NMCC
    100229           83          11/1/03       1st       $39,027.19     0.287%      0.150%    Fee Simple      NMCC
    100196           116         8/1/06        1st       $37,580.78     0.287%      0.150%    Fee Simple      NMCC
    100118           110         2/1/06        1st       $34,193.80     0.337%      0.200%    Fee Simple      NMCC
    100187           79          7/1/03        1st       $35,597.07     0.262%      0.125%    Leasehold       NMCC
    100185           114         6/1/06        1st       $35,707.56     0.337%      0.200%    Fee Simple      NMCC
    100197           117         9/1/06        1st       $30,784.89     0.337%      0.200%    Fee Simple      NMCC
    100195           116         8/1/06        1st       $25,840.08     0.337%      0.200%    Fee Simple      NMCC
    100210           120         12/1/06       1st       $20,376.21     0.287%      0.150%    Fee Simple      NMCC
    100204           83          11/1/03       1st       $18,531.68     0.337%      0.200%    Fee Simple      NMCC
    100170           76          4/1/03        1st       $17,638.25     0.337%      0.200%    Fee Simple      NMCC
    100183           114         6/1/06        1st       $17,003.60     0.337%      0.200%    Fee Simple      NMCC

     Loan                                                                             Zip    Mortgage     Original     Cut-Off Date
    Number     Property  Address                          City                  State Code     Rate        Balance       Balance
-----------------------------------------------------------------------------------------------------------------------------------
    216807     308 S. Clark Road                          Cedar Hill            TX   75104    9.530%      $1,900,000     $1,866,531
    100200     2617, 2647, 2667 W. Evans Ave.             Denver                CO   80219    8.820%      $1,700,000     $1,698,438
    100211     8725 Calmont Avenue                        Ft. Worth             TX   75041    8.710%      $1,560,000     $1,559,095
    100212     76, 80 & 90 Park Street                    Lynn                  MA   01905    9.230%      $1,522,000     $1,519,377
    100215     103 Yorkleigh Ave.                         Jamestown             NC   27282    8.780%      $1,400,000     $1,399,200
    100184     6014 Northwest 23rd Street                 Oklahoma City         OK   73101    9.160%      $1,300,000     $1,293,095
    100117     4040 Parliament Dr.                        Alexandria            LA   71303    8.050%      $1,007,000     $1,000,106
    100186     West 161st Street & Ft. Washington Ave.    New York              NY   10032    9.250%        $794,000       $793,379
    300001     4520 Arville Street                        Las Vegas             NV   89103    8.520%      $3,300,000     $3,273,861
    951221     1053 East Whitaker Mill Road               Raleigh               NC   27604    8.505%      $2,250,000     $2,192,440
    300005     212 W.  Woodlawn Road                      Charlotte             NC   28210    9.690%     $10,450,000    $10,397,716
    300006     440 Griffith Road                          Charlotte             NC   28210    9.690%      $5,200,000     $5,173,983
    300017     51 Gulf Breeze Pkwy                        Gulf Breeze           FL   32561    9.920%      $5,100,000     $5,080,888
    300011     3030 High Point Road                       Greensboro            NC   27403    9.650%      $3,350,000     $3,336,945
    400005     2055 Rex Road                              Lake City             GA   30260    9.990%      $6,000,000     $5,982,074
    962355     2401 Cass Road                             Toledo                OH   43614    8.940%      $5,600,000     $5,566,003
    951325     405 Folse Drive                            Harahan               LA   70123    8.990%      $5,500,000     $5,456,914
    962354     2040 McCrea Street                         Alliance              OH   44601    9.400%      $3,500,000     $3,484,929
    400004     550 Flank Road                             Petersburg            VA   23805    9.199%      $1,900,000     $1,893,162

                  Remaining
               Term to Stated    Stated                                             Primary
     Loan         Maturity      Maturity                  Monthly       Admin.     Servicing    Estate        Loan
    Number        (Months)        Date      Due Date      Payment      Fee Rate    Fee Rate    Interest      Seller
--------------------------------------------------------------------------------------------------------------------
    216807            64          4/1/02       1st            $16,639.880.387%      0.250%    Fee Simple      NMCC
    100200           119         11/1/06       1st            $14,057.380.287%      0.150%    Fee Simple      NMCC
    100211           119         11/1/06       1st            $12,227.990.287%      0.150%    Fee Simple      NMCC
    100212           118         10/1/06       1st            $13,013.130.387%      0.250%    Fee Simple      NMCC
    100215           119         11/1/06       1st            $11,043.820.287%      0.150%    Fee Simple      NMCC
    100184           114         6/1/06        1st            $11,052.340.337%      0.200%    Fee Simple      NMCC
    100117           110         2/1/06        1st             $7,424.140.337%      0.200%    Fee Simple      NMCC
    100186           118         10/1/06       1st             $6,532.040.337%      0.200%    Fee Simple      NMCC
    300001           112         4/1/06        1st            $26,616.990.257%      0.120%    Fee Simple      NMCC
    951221           75          3/1/03        1st            $22,163.230.382%      0.245%    Fee Simple      NMCC
    300005           116         8/1/06        1st            $98,707.910.262%      0.125%    Fee Simple      NMCC
    300006           116         8/1/06        1st            $49,117.810.262%      0.125%    Fee Simple      NMCC
    300017           117         9/1/06        1st            $48,946.090.262%      0.125%    Fee Simple      NMCC
    300011           117         9/1/06        1st            $31,555.260.312%      0.175%    Fee Simple      NMCC
    400005           79          7/1/03        1st            $54,479.750.362%      0.225%    Fee Simple      NMCC
    962355           77          5/1/03        1st            $47,265.160.262%      0.125%    Fee Simple      NMCC
    951325           111         3/1/06        1st            $46,612.770.317%      0.180%    Fee Simple      NMCC
    962354           78          6/1/03        1st            $30,336.440.262%      0.125%    Fee Simple      NMCC
    400004           115         7/1/06        1st            $16,204.440.337%      0.200%    Fee Simple      NMCC

Footnotes:

          (i) Administrative Fee includes the Master Servicing Fee (which includes the Primary Servicer Fee and the Standby Fee) and the Trustee Fee.

         (ii) The monthly payment steps down to $8,433.02 in the 73rd month of the Mortgage Loan

        (iii) These two Mortgaged Properties secure one Mortgage Loan evidenced by one Mortgage Note. An original balance was attributed to each such Mortgaged Property for the purpose of determining (among other things) a Cut-Off Date LTV Ratio, an U/W DSCR and a DSCR for each such Mortgaged Property.

                                   SCHEDULE II

                               SERVICING CONTRACTS

                  Citimae Commercial Seller-Servicer Contracts

Seller Servicer                               Original Contract Date
---------------                               ----------------------

CB Commercial Real Estate Group, Inc.         October 12, 1994
Citicorp Mortgage Finance                     N/A (sub-servicing rights to be
                                              transferred to GMAC)
Collateral Mortgage, Ltd.                     April 29, 1994
Financial Federal Savings Bank                April 27, 1994
GMAC Mortgage Corporation of PA               December 16, 1993
Huntington Capital Corp.                      January 27, 1994
Keycorp Real Estate Capital Markets           March 26, 1996
Mellon Mortgage Company                       November 16, 1995
PNC Bank                                      August 8, 1994

           NationsBanc Capital Markets, Inc. Sub-Servicing Agreements

Seller Servicer                               Contract Date
---------------                               -------------

Bankers Mutual Mortgage, Inc.                 December 19, 1996
Berkshire Mortgage Finance Corporation        December 19, 1996
Midland Loan Services, L.P.                   December 19, 1996
The Patrician Financial Company               December 19, 1996
Washington Mortgage Financial Group           December 19, 1996